     As filed with the Securities and Exchange Commission on August 4, 1999
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               ----------------
                                URS CORPORATION
             (Exact name of Registrant as specified in its Charter)

           DELAWARE                           8711                      94-1381538
  (State or Other Jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or Organization)   Classification Code Number)     Identification No.)

                               ----------------

                                 Co-Registrants
                                (See next page)

                               ----------------

                        100 California Street, Suite 500
                            San Francisco, CA 94111
                                 (415) 774-2700
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                               ----------------

                               Kent. P. Ainsworth
               Executive Vice President, Chief Financial Officer,
         Principal Accounting Officer and Secretary of URS Corporation
                        100 California Street, Suite 500
                            San Francisco, CA 94111
                                 (415) 774-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                    Copy to:
                              Gregg A. Noel, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                             300 South Grand Avenue
                         Los Angeles, California 90071
                                 (213) 687-5000

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                               ----------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                                     Proposed       Proposed
                                                     Maximum        Maximum
                                       Amount     Offering Price   Aggregate      Amount of
     Title of Each Class of            to be           Per          Offering     Registration
   Securities to be Registered       Registered    Security(1)      Price(1)        Fee(1)
---------------------------------------------------------------------------------------------
12 1/4% Senior Subordinated
 Exchange Notes Due 2009........    $200,000,000       100%       $200,000,000     $55,600
---------------------------------------------------------------------------------------------
Guarantees of the 12 1/4% Senior
 Subordinated Exchange Notes(2)..         --             --             --             --
---------------------------------------------------------------------------------------------
Total...........................    $200,000,000       100%       $200,000,000     $55,600
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2) No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required.

                               ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                 Co-Registrants

                            State or
                              Other
                          Jurisdiction
                               of         Primary Standard
   Exact Name of Co-      Incorporation      Industrial
     Registrant as             or        Classification Code  I.R.S. Employer
Specified in its Charter  Organization         Number        Identification No.
------------------------  -------------  ------------------- ------------------
URS GREINER WOODWARD-        Colorado           8711             84-0628381
 CLYDE, INC.
URS GREINER WOODWARD-      Connecticut          8711             06-0847429
 CLYDE, INC.
URS GREINER WOODWARD-        Maryland           8711             74-2444918
 CLYDE, INC.
URS GREINER WOODWARD-       California          8711             94-1370980
 CLYDE, INC.--CALIFORNIA

URS GREINER WOODWARD-          Ohio             8711             34-0939859
 CLYDE, INC.--OHIO
URS GREINER WOODWARD-       Washington          8711             91-0818097
 CLYDE, INC.--WASHINGTON
URS GREINER WOODWARD-        Michigan           8711             38-1776252
 CLYDE, INC. GREAT LAKES
URS GREINER WOODWARD-         Nevada            8711             74-2578416
 CLYDE, INC. PACIFIC
URS GREINER WOODWARD-       California          8711             59-2087895
 CLYDE, INC. SOUTHERN
URS GREINER WOODWARD-        Arizona            8711             74-2444919
 CLYDE, INC. SOUTHWEST
URS GREINER WOODWARD-        Delaware           8711             84-1450309
 CLYDE GROUP, INC.
URS GREINER WOODWARD-        New York           8711             11-1980241
 CLYDE GROUP
 CONSULTANTS, INC.
URS GREINER WOODWARD-        Delaware           8711             94-3050143
 CLYDE CONSULTANTS, INC.
URS GREINER WOODWARD-        Colorado           8711             84-0466054
 CLYDE CONSULTANTS, INC.
 --COLORADO
URS CONSULTANTS, INC.--      Florida            8711             22-3342095
 FLORIDA
URS GREINER WOODWARD-        Delaware           8711             94-3077384
 CLYDE FEDERAL SERVICES,
 INC.
URS GREINER WOODWARD-        Delaware           8711             51-0341962
 CLYDE LICENSING CORP.
URS GREINER WOODWARD-        Delaware           8711             94-3216333
 CLYDE OPERATING
 SERVICES, INC.
URS GREINER WOODWARD-         Nevada            8711             94-1716908
 CLYDE INTERNATIONAL--
 AMERICAS, INC.
URS GREINER WOODWARD-        Delaware           8711             94-3128864
 CLYDE INTERNATIONAL
 HOLDINGS, INC.
URS GREINER WOODWARD-         Nevada            8711             95-1799320
 CLYDE ENGINEERING, INC.
WVP CORPORATION              Missouri           8711             43-1195901
GCH ACQUISITION            Pennsylvania         8711             25-1570578
 CORPORATION
GEO-CON, INC.              Pennsylvania         8711             25-1362374
DAMES & MOORE GROUP          Delaware           8711             95-4316617
AMAN ENVIRONMENTAL          California          1795             95-4415779
 CONSTRUCTION, INC.
BRW GROUP, INC.             California          8711             41-1839326
CLEVELAND WRECKING          California          1795             95-4628214
 COMPANY
CONTRACTING RESOURCES        Delaware           1795             91-1879833
 INTERNATIONAL, INC.
DAMES & MOORE, INC.          Delaware           8711             95-4675330
DECISIONQUEST, INC.         California          8711             95-4556077
O'BRIEN-KREITZBERG, INC.    California          8711             94-3213883
RADIAN ACQUISITION           Delaware           8711             95-4729900
 CORPORATION
RADIAN INTERNATIONAL LLC     Delaware           8711             74-2746893
SIGNET TESTING               Delaware           8711             94-3297332
 LABORATORIES, INC.
WALK, HAYDEL &              Louisiana           5169             72-0604461
 ASSOCIATES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Prospectus

       The information in this prospectus will be amended or completed;
                             dated August 4, 1999

        Offer to Exchange All 12 1/4% Senior Subordinated Notes due 2009
            for 12 1/4% Senior Subordinated Exchange Notes due 2009
                                       of

                           [LOGO OF URS CORPORATION]

                  The Exchange Offer will expire at 5:00 P.M.,
            New York City time, on          , 1999, unless extended.

  Terms of the exchange offer:

  . We will issue up to $200,000,000 aggregate principal amount of new notes.

  . We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  . You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  . The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes but you should see the discussion under the caption "United States Federal Income Tax Consequences" on page 27 for more information.

  . We will not receive any cash proceeds from the exchange offer.

  . The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

  . The old notes are, and the new notes will be, guaranteed by our wholly-owned domestic subsidiaries with gross revenues aggregating 90% or more of our and our domestic subsidiaries' aggregate gross revenues on a consolidated basis, and if not otherwise included, all of our wholly-owned subsidiaries with annual gross revenues of $5 million or more.

  . The exchange offer is the initial public offering of the new notes.

  . There is no established trading market for the new notes or the old notes.

  . We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through The Nasdaq National Market.

                                  -----------

  See "Risk Factors" beginning on page 8 for a discussion of risks you should consider.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                The date of this prospectus is          , 1999.

                               PROSPECTUS SUMMARY

   The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new notes, as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus carefully, including the discussion of risks and uncertainties affecting our business included under the caption "Risk Factors" beginning on page 8, and the documents to which we refer you.

The Exchange Offer

Old Notes...................  12 1/4% Senior Subordinated Notes due 2009, which were issued on June 23, 1999.

New Notes...................  12 1/4% Senior Subordinated Exchange Notes due
                              2009. The terms of the new notes are
                              substantially identical to those of the
                              outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer..............  We are offering to issue up to $200,000,000 aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that we entered into when the old notes were sold in transactions under Rule 144A under the Securities Act.

Expiration Date; Tenders....  The exchange offer will expire at 5:00 p.m., New
                              York City time, on , 1999, unless extended. By tendering your old notes, you represent to us that:

                                  . you are not our "affiliate" as defined in Rule 405 under the Securities Act

                                  . any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business

                                  .  at the time of commencement of the
                                     exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act

                                  .  if you are not a participating broker-
                                     dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act and

                                  .  if you are a broker-dealer, you will
                                     receive the new notes for your own account in exchange for old notes that were acquired by you as a
                                    result of your market-making or other
                                    trading activities and that you will
                                    deliver a prospectus in connection with
                                    any resale of the new notes you receive.
                                    For further information regarding resales of the new notes by participating broker-dealers, see the discussion below under the caption "Plan of Distribution" on page 89.

Withdrawal; Non-
Acceptance.................  You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m.,
                             New York City time, on          , 1999. If we
                             decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, see "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering Old Notes" on pages 18 to 19 and "--Withdrawal Rights" on pages 23 to 24.

Conditions to the Exchange
Offer......................  The exchange offer is subject to customary conditions, which we may waive. See the
                             discussion below under the caption "The Exchange Offer--Conditions to the Exchange Offer" on page 24 for more information regarding the conditions to the exchange offer.

Procedures for Tendering
Old Notes..................  Unless you comply with the procedures described below under the caption "The Exchange Offer-- Guaranteed Delivery Procedures" on pages 22 to 23, you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

                                 .  tender your old notes by sending the
                                    certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Firstar Bank of Minnesota, N.A. as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer--Exchange Agent" on page 25 or

                                 . tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, Firstar Bank of Minnesota, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer--Book Entry Transfer" on page 22.

Guaranteed Delivery
Procedures..................  If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but

                                  .  the old notes are not immediately
                                     available,

                                  .  time will not permit your old notes or
                                     other required documents to reach the
                                     exchange agent before the expiration
                                     of the exchange offer, or

                                  .  the procedure for book-entry transfer
                                     cannot be completed prior to the
                                     expiration of the exchange offer,

                              then you may tender old notes by following the procedures described below under the caption "The Exchange Offer--Guaranteed Delivery Procedures" on pages 22 to 23.

Special Procedures for
Beneficial Owners...........  If you are a beneficial owner whose old notes are registered in the name of a broker,
                              dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

                              If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

United States Federal
Income Tax Consequences.....  The exchange of old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption "United States Federal Income Tax Consequences" on pages 27 to 29 for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds.............  We will not receive any cash proceeds from the exchange offer.

Exchange Agent..............  Firstar Bank of Minnesota, N.A. is the
                              exchange agent for the exchange offer. You can find the addresses and telephone number of the exchange agent below under the caption "The Exchange Offer--Exchange Agent" on page 24.

Resales.....................  Based on interpretations by the staff of the
                              Securities and Exchange Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

                                  .  you are our "affiliate," as defined in
                                     Rule 405 under the Securities Act

                                  .  you are not acquiring the new notes in
                                     the exchange offer in the ordinary
                                     course of your business;

                                  .  you have an arrangement or
                                     understanding with any person to
                                     participate in the distribution, as
                                     defined in the Securities Act of the
                                     new notes, you will receive in the
                                     exchange offer or

                                  .  you are a participating broker-dealer
                                     that receives new notes for its own
                                     account in the exchange offer in
                                     exchange for old notes that were
                                     acquired as a result of market-making
                                     or other trading activities.

                              If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes.

Consequences of Not Exchanging Old Notes

   If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

  . if they are registered under the Securities Act and applicable state securities laws;

  . if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  . if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" on page 26 and "Description of Notes--Registration Rights" on page 86.

Summary Description of the New Notes

   The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. In addition, if the exchange offer is not completed by January 23, 2000, and we do not have an effective shelf registration statement on file with the SEC to register the old notes on that date, the interest rate on the old notes will increase by 0.5% until the exchange offer is completed or an effective shelf registration statement is on file.

Securities Offered..........  $200,000,000 aggregate principal amount of 12 1/4%
                              Senior Subordinated Exchange Notes due 2009.

Maturity Date...............  May 1, 2009.

Interest....................  Interest on the new notes will accrue at the rate of 12 1/4% per annum and will be payable semiannually in cash on May 1 and November 1, of each year, commencing on November 1, 1999.

Ranking.....................  The new notes will rank equally with our other unsecured senior subordinated indebtedness. The new notes will be junior to all of our senior indebtedness. As of April 30, 1999, after giving pro forma effect to the offering of the old notes, we and our subsidiaries had approximately $473.5 million of long-term indebtedness outstanding, all of which was senior to the old notes and will be senior to the new notes.

Sinking Fund................  None.

Optional Redemption.........  We may redeem any of the new notes beginning on
                              May 1, 2004. The initial redemption price is 106.125% of their principal amount, plus accrued and unpaid interest. The redemption price will decline each year after 2004 and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on May 1, 2007.

                              In addition, before May 1, 2002, we may redeem up to 35% of the aggregate principal amount of the new notes using proceeds from sales of our capital stock, at a redemption price equal to 112.250% of their principal amount, plus accrued and unpaid interest. We may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of the notes that we originally issued remains outstanding.

Change of Control...........  Upon a change of control of URS Corporation, we will be required to make an offer to purchase all outstanding old notes and new notes. The purchase price will equal 101% of the aggregate principal amount of all notes outstanding on the date of purchase, plus accrued and unpaid interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment--including repurchases of the notes--and the terms of our senior secured credit facility may block these payments.

Covenants...................  The terms of the new notes restrict our ability, among other things, to:

                                 .  incur additional indebtedness

                                 . pay dividends or make distributions on our capital stock

                                 .  repurchase or redeem our capital stock

                                 .  make restricted investments or other
                                    restricted payments

                                 . incur subordinated indebtedness secured by a lien

                                 .  enter into transactions with our
                                    stockholders or affiliates

                                 .  sell assets and

                                 .  merge or consolidate with other companies.

                              These limitations are subject to a number of important qualifications and exceptions. For further information regarding the restrictions imposed on us by the terms of the new notes, see the discussion below under the caption "Description of Notes--Covenants" on pages 48 to 61.

Subsidiary Guarantees.......  All of our wholly-owned domestic subsidiaries with gross revenues aggregating 90% or more of our and our domestic subsidiaries' aggregate gross revenues on a consolidated basis and, if not otherwise included, all of our wholly-owned domestic subsidiaries with annual gross revenues of $5 million or more will be guarantors. These guarantees will be subordinated to all senior indebtedness of the relevant subsidiaries, including indebtedness under their guarantees of our senior secured credit facility.

Risk Factors

   You should carefully consider all of the information contained in this prospectus before deciding to tender your old notes in the exchange offer. In particular, you should carefully review the specific factors described below under the caption "Risk Factors" beginning on page 8, which contain important information about us and the risks that may affect our business.

URS Corporation

   Company Overview. We are a leading engineering services firm with clients that include local, state, and federal government agencies, as well as private clients in a broad array of industries. We are a Delaware corporation incorporated in 1957. We have approximately 15,000 employees, and we conduct business through approximately 325 offices including offices located in the United States, Europe, and the Asia/Pacific region. Our corporate offices are located at 100 California Street, Suite 500, San Francisco, California 94111-4529, and our telephone number is (415) 774-2700.

   Dames & Moore Acquisition. On May 5, 1999, we entered into a merger agreement with Dames & Moore, and on May 11, 1999, we commenced a tender offer for all of its outstanding common stock. On June 9, 1999, we purchased 96% of Dames & Moore's common stock in accordance with our tender offer. On June 24, 1999, we acquired the remaining 4% of Dames & Moore's common stock that we did not previously own by merging one of our wholly-owned subsidiaries into Dames & Moore.

                                  RISK FACTORS

   You should carefully consider the following risks. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks materialize, our business could be materially adversely affected and you could lose all or part of your original investment in the notes.

We may not be able to integrate Dames & Moore successfully and achieve anticipated cost savings and other benefits from the Dames & Moore acquisition.

   We will only achieve the efficiencies, cost reductions and other benefits that we expect to result from the Dames & Moore acquisition if we can successfully integrate each company's administrative, finance, technical and marketing organizations, and implement appropriate operations, financial and management systems and controls. In addition, Dames & Moore is in the process of integrating the diverse operations that it recently acquired.

   The integration of Dames & Moore, including Dames & Moore's recently acquired businesses, into our operations will involve a number of risks, including:

  . the possible diversion of our management's attention from other business concerns

  . the potential inability to successfully pursue some or all of the anticipated revenue opportunities associated with the Dames & Moore acquisition

  .  the possible loss of Dames & Moore's or our key professional employees

  . the potential inability to successfully replicate our operating efficiencies in Dames & Moore's operations

  .  insufficient management resources to accomplish the integration

  . our increased complexity and diversity compared to our operations prior to the Dames & Moore acquisition

  . the possible negative reaction of clients to the Dames & Moore acquisition and

  .  unanticipated problems or legal liabilities.

   The occurrence of any of the above events, as well as any other difficulties which may be encountered in the transition and integration process, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

   We are a highly leveraged company. As of April 30, 1999, we would have had, on a pro forma basis after giving effect to the Dames & Moore acquisition and the related financing plan, $680.2 million of outstanding indebtedness, including approximately $473.5 million of indebtedness other than the notes, all of which was senior to the notes. This level of indebtedness could have important consequences for you, including the following:

  . it may limit our ability to borrow money or sell stock for working capital, capital expenditures, debt service requirements or other purposes

  . it may limit our flexibility in planning for, or reacting to, changes in our business

  . we could be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

  . it may make us more vulnerable to a downturn in our business or the economy

  . debt service requirements of our other indebtedness could make it more difficult for us to make payments on the notes and

  . a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

   The terms of the indenture relating to the notes do not prohibit us from incurring significant additional indebtedness in the future. As of April 30, 1999, on a pro forma basis after giving effect to the Dames & Moore acquisition and the related financing plan, we would have had $100 million available for additional borrowing under our senior secured credit facility, including a subfacility for letters of credit. All borrowings under our senior secured credit facility will be senior to the notes.

Your right to receive payments on the notes will be junior to our senior secured credit facility and possibly other future borrowings.

   The notes are unsecured, and we will have other debt obligations that come before the notes, including all indebtedness under our senior secured credit facility and additional senior debt that we may incur under the indenture relating to the notes. Consequently, in the event of any payment or distribution of our assets upon bankruptcy, liquidation or reorganization, the holders of senior debt must be paid in full before any payments may be made on the notes. We cannot assure you that sufficient assets would remain to make full payment on the notes. On a pro forma basis after giving effect to the Dames & Moore acquisition and the related financing plan at April 30, 1999, we had $473.5 million of indebtedness other than the notes, all of which was senior to the notes.

   If we default in payment of any of our senior debt, we will not pay on the notes unless such default has been cured or waived. In addition, even if we are repaying our senior debt on time, payments on the notes may be blocked for up to 179 consecutive days if we default on the senior debt in some other way.

We will rely on our subsidiaries for funds necessary to meet our financial obligations, including the notes. Our foreign subsidiaries are not obligated to repay and do not guarantee repayment of the notes.

   We will have no direct operations and no significant assets other than the stock of our subsidiaries. Because we conduct our operations through our operating subsidiaries, we will depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on the notes. In addition, we cannot assure you that the earnings from, or other available assets of, these operating subsidiaries will be sufficient to make distributions to enable us to pay interest on the notes when due or principal of the notes at maturity.

   Our foreign subsidiaries and some of our domestic subsidiaries have no direct obligation to pay amounts due on the notes and do not guarantee the notes. As a result, in general, the notes have the effect of being subordinated to existing and future third party indebtedness and other liabilities of those subsidiaries, including trade payables.

A court could cancel the subsidiary guarantees.

   All of our wholly-owned domestic subsidiaries with gross revenues aggregating 90% or more of our and our domestic subsidiaries' aggregate gross revenues on a consolidated basis and, if not otherwise included, all of our wholly-owned domestic subsidiaries with annual gross revenues of $5 million or more will become guarantors. These guarantees will be subordinated to all senior indebtedness of the relevant subsidiaries, including indebtedness under their guarantees of our senior secured credit facility. If, however, any subsidiary guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court might cancel the subsidiary's guarantee. A court might do so if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

  .  was or was rendered insolvent

  .  was left with inadequate capital to conduct its business or

  . believed or should have believed that it would incur debts beyond its ability to pay.

The court might also cancel a guarantee, without regard to the above factors, if the court found that the subsidiary entered into its guarantee with actual intent to hinder, delay, or defraud its creditors.

   A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court canceled a guarantee, you would no longer have a claim against the guarantor. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

   The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if its assets' present fair value is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

   Each subsidiary guarantee contains a provision intended to limit the liability of the subsidiary guarantor to the maximum amount of liability that the subsidiary guarantor could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. We cannot assure you that this provision will be effective to prevent the incurrence of subsidiary guarantor obligations from being a fraudulent transfer.

To service our indebtedness, including the notes, we will require a significant amount of cash. The ability to generate cash depends on many factors beyond our control.

   Our ability to make payments on our indebtedness, including the notes, depends on our ability to generate cash in the future. If we do not generate sufficient cash flow to meet our debt service and working capital requirements, we may need to seek additional financing or sell assets. This may make it more difficult for us to obtain financing on terms that are acceptable to us, or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances.

   Our senior secured credit facility limits our ability to sell assets and also restricts the use of proceeds from any such sale. Moreover, the senior secured credit facility is secured by substantially all of our assets. We cannot assure you that our assets could be sold quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations on the notes. Furthermore, a substantial portion of our assets are, and may continue to be, intangible assets. Therefore, it may be difficult for us to pay you in the event of an acceleration of the notes.

Restrictive covenants in our senior secured credit facility and the indenture relating to the notes may restrict our ability to pursue business strategies.

   The indenture relating to the notes and our senior secured credit facility restrict our ability, among other things, to:

  .  incur additional indebtedness or contingent obligations

  .  pay dividends or make distributions to our stockholders

  .  repurchase or redeem our stock

  .  make investments

  .  grant liens

  .  make capital expenditures

  .  enter into transactions with our stockholders and affiliates

  .  sell assets and

  .  acquire the assets of, or merge or consolidate with, other companies.

   In addition, our senior secured credit facility requires us to maintain financial ratios. See "Description of Our Other Principal Indebtedness." We may not be able to maintain these ratios. Additionally, covenants in the senior secured credit facility may impair our ability to finance future operations or capital needs or to engage in other favorable business activities.

   If we default under our senior secured credit facility, we could be prohibited from making any payments on the notes. In addition, the senior secured credit facility lenders could require immediate repayment of the entire principal. If the senior secured credit facility lenders require immediate repayment, we will not be able to repay them and also repay the notes in full.

We will derive approximately half of our revenues from contracts with government agencies. Any disruption in government funding or in our relationship with those agencies could adversely affect our business and our ability to meet our obligations on the notes.

   We will derive approximately half of our revenues from local, state and federal government agencies. The demand for our services will be directly related to the level of government program funding that is allocated to rebuild and expand the nation's infrastructure. We believe that the success and further development of our business depends upon the continued funding of these government programs and upon our ability to participate in these government programs. We cannot assure you that governments will have the available resources to fund these programs, that these programs will continue to be funded even if governments have available financial resources, or that we will continue to win government contracts under these or other programs.

   Some of these government contracts are subject to renewal or extension annually, so we cannot assure you of our continued work under these contracts in the future. Unsuccessful bidders may protest or challenge the award of these contracts. In addition, government agencies can terminate these contracts at their convenience. Consequently, we may incur costs in connection with the termination of these contracts. Also, contracts with government agencies are subject to substantial regulation and an audit of actual costs incurred. Consequently, there may be a downward adjustment in our revenues if actual recoverable costs exceed billed recoverable costs.

We may be unable to estimate accurately our cost in performing services for our clients. This may cause us to have low profit margins or incur losses.

   We will submit proposals on projects with an estimate of the costs we will likely incur. To the extent we cannot control overhead, general and administrative and other costs, or underestimate such costs, we may have low profit margins or may incur losses.

We are subject to risks from changes in environmental legislation, regulation and governmental policies.

   Our professional services involve the planning, design and program and construction management of waste management and pollution control facilities. Federal laws, such as the Resource Conservation and Recovery Act of 1976, as amended, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLA," and various state and local laws, strictly regulate the handling, removal, treatment and transportation of toxic and hazardous substances and impose liability for environmental contamination caused by such substances. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as people injured by hazardous substances seek recovery for personal injuries or property damage. While, in the past we did not directly handle, remove, treat or transport toxic or hazardous substances, Dames & Moore has performed these activities. Consequently, we may be exposed to claims for damages caused by environmental contamination.

   Federal and state laws, regulations, and programs related to environmental issues will generate, either directly or indirectly, much of our environmental business. Accordingly, a reduction of these laws and regulations, or changes in governmental policies regarding the funding, implementation or enforcement of these programs, could have a material effect on our business. Environmental laws, regulations and enforcement policies remained essentially unchanged during fiscal year 1998, including further deferral of congressional reauthorization of CERCLA. The outlook for congressional action on CERCLA legislation in fiscal year 1999 remains unclear.

Our liability for damages due to legal proceedings may be significant. Our insurance may not be adequate to cover this risk.

   Various legal proceedings are pending against us alleging breaches of contract or negligence in connection with our performance of professional services. In some actions punitive or treble damages are sought which substantially exceed our insurance coverage. If we sustain damages greater than our insurance coverage, there could be a material adverse effect on our business, financial condition and results of operations.

   Our engineering practices, including general engineering and civil engineering services, involve professional judgments about the nature of soil conditions and other physical conditions, including the extent to which toxic and hazardous materials are present, and about the probable effect of procedures to mitigate problems or otherwise affect those conditions. If the judgments and the recommendations based upon those judgments are incorrect, we may be liable for resulting damages that our clients incur.

The failure to attract and retain key professional personnel could adversely affect our business.

   The ability to attract, retain and expand our staff of qualified technical professionals will be an important factor in determining our future success. A shortage of qualified technical professionals currently exists in the engineering and design industry. The market for these professionals is competitive, and we cannot assure you that we will be successful in our efforts to continue to attract and retain such professionals. In addition, we will rely heavily upon the experience and ability of our senior executive staff and the loss of a significant number of such individuals could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to compete successfully in our industry. This could adversely affect our business and our ability to satisfy our obligations under the notes.

   We will be engaged in highly fragmented and very competitive markets in our service areas. We will compete with firms of various sizes, several of which are substantially larger than us and which possess greater technical resources. Furthermore, the engineering and design industry is undergoing consolidation, particularly in the United States. As a result, we will compete against several larger companies which have the ability to offer more diverse services to a wider client base. These competitive forces could have a material adverse effect on our business, financial condition and results of operations.

Our international operations will be subject to a number of risks that could adversely affect the results from these operations and our overall business.

   As a worldwide provider of engineering services, we will have operations in over 40 countries and, on a pro forma basis for the fiscal year-end 1998, have derived approximately 10% of our revenues from international operations. International business is subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases and difficulties or delays in collecting accounts receivable. Weak foreign economies and/or a weakening of foreign currencies against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

Additional acquisitions may adversely affect our ability to manage our business.

   Historically, we have completed numerous acquisitions and, in implementing our business strategy, we may continue to do so in the future. We cannot assure you that we will identify, finance and complete additional suitable acquisitions on acceptable terms. We may not successfully integrate future acquisitions. Any acquisitions may require substantial attention from our management, which may limit the amount of time that management can devote to day-to-day operations. Also, future acquisitions could have an adverse effect on us. Our inability to find additional attractive acquisition candidates or to effectively manage the integration of any businesses acquired in the future could adversely affect our business, financial condition and results of operations.

We may be unable to raise the funds necessary to finance the change of control offer required by the indenture relating to the notes.

   Upon a change of control, the indenture relating to the notes may require us to offer to repurchase all outstanding notes. However, it is possible that we will not have sufficient funds to repurchase the notes or that restrictions in the senior secured credit facility will not allow such repurchases. In addition, some important corporate events, such as a leveraged recapitalization that would increase the level of our indebtedness, would not constitute a change of control under the indenture relating to the notes. For more information on our repurchase requirements, see "Description of Notes-- Repurchase of Notes Upon a Change of Control."

Year 2000 computer problems may adversely affect our business.

   Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in the computer shutting down or performing incorrect computations. As a result, before December 31, 1999, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

   We are engaged in an ongoing process of addressing our exposure to the Year 2000. Business disruption is the main area in which the Year 2000 may affect our business operations. We may be unable to receive payments from clients or supplies from vendors on a timely basis. Reliability of our internal information systems such as accounting systems and the physical operation of elevator, telephone, security and other office infrastructure systems could be adversely affected.

   We will also depend on third parties to resolve the Year 2000 issue. We are unable to project with complete certainty that those third parties will successfully resolve their Year 2000 problems. If our plan to address the Year 2000 issue is not successfully or timely implemented, we may need to devote more resources to the process and additional costs may be incurred, which could have a material adverse effect on our business, financial condition and results of operations. No one can accurately predict the severity, duration or financial consequences of the Year 2000 related failures. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Year 2000 Issues."

You may find it difficult to sell your notes.

   There is no established trading market for the new notes or the old notes. Although Morgan Stanley & Co. Incorporated, the placement agent in the offering of the old notes, has informed us that it currently intends to make a market in the new notes, it has no obligation to do so and may discontinue making a market at any time without notice.

   We do not intend to apply for listing of the new notes on any national securities exchange or for quotation through The Nasdaq National Market.

   The liquidity of any market for the new notes will depend upon the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors relating to us. A liquid trading market may not develop for the new notes. In addition, to the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfers.

   If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer-- Consequences of Exchanging or Failing to Exchange Old Notes" and "United States Federal Income Tax Consequences."

Some holders who exchange their old notes may be deemed to be underwriters.

   If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these statements on our beliefs and assumptions, based on information currently available to us. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations set forth under the sections of this prospectus entitled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this prospectus or incorporated by reference herein.

   Forward-looking statements are not guarantees of performance. Our future results and requirements may differ materially from those described in the forward-looking statements. Many of the factors that will determine these results and requirements are beyond our control. In addition to the risks and uncertainties discussed in the sections listed above, you should consider those discussed under "Risk Factors," including the following:

  .  our ability to successfully integrate Dames & Moore

  .  our substantial level of indebtedness

  .  the subordination of the notes

  .  our dependence upon subsidiaries for funds

  .  a court's potential cancellation of the subsidiary guarantees

  .  our ability to service our debt

  .  our potential inability to accurately estimate our costs for projects

  .  our potential liability in legal proceedings

  .  our ability to attract and retain qualified professionals and

  .  our ability to resolve Year 2000 compliance issues.

   These forward-looking statements speak only as of the date of this prospectus. We do not intend to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus, including changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

   We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. We will receive old notes in like principal amount in exchange for the issuance of the new notes in the exchange offer. We will cancel all old notes surrendered in exchange for new notes in the exchange offer.

   The net proceeds from the offering of the old notes, after deducting placement discounts and our expenses, were approximately $194,500,000 and were used to refinance our then outstanding senior subordinated increasing rate notes due June 9, 2000. The senior subordinated increasing rate notes bore interest at the higher of the three-month U.S. LIBOR rate plus 650 basis points or the highest yield on any of the 1, 3, 5 and 10-year direct obligations issued by the United States plus 600 basis points. The interest rate increased the longer the senior subordinated increasing rate notes were outstanding, to a maximum of 17.0%. The senior subordinated increasing rate notes were scheduled to be due on June 9, 2000 and were issued to finance a portion of the Dames & Moore acquisition. Borrowings under our senior secured credit facility were also used to finance a portion of the Dames & Moore acquisition. The material terms of the senior secured credit facility are described below under the caption "Description of Our Other Indebtedness." For further information regarding our current indebtedness see "Capitalization."

                               THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

   On June 23, 1999, we issued an aggregate principal amount of $200,000,000 of our 12 1/4% Senior Subordinated Notes due 2009 in an offering under Rule 144A of the Securities Act that were not registered under the Securities Act. The old notes were issued, and the new notes will be issued, under an indenture relating to the notes, dated June 23, 1999, by and among us, our subsidiary guarantors, and Firstar Bank of Minnesota, N.A., as trustee. We sold the old notes to Morgan Stanley & Co. Incorporated, as placement agent, under a Placement Agreement, dated June 18, 1999, by and between Morgan Stanley & Co. Incorporated and us. When we sold the old notes to Morgan Stanley & Co. Incorporated we also signed a registration rights agreement in which we agreed to exchange all the issued and outstanding old notes for a like principal amount of our 12 1/4% Senior Subordinated Exchange Notes due 2009. The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

   This prospectus and the enclosed letter of transmittal constitute an offer to exchange new notes for all of the issued and outstanding old notes. This exchange offer is being extended to all holders of the old notes. As of the date of this prospectus, $200,000,000 aggregate principal amount of the old notes are outstanding. This prospectus and the enclosed letter of transmittal
are first being sent on or about          , 1999, to all holders of old notes
known to us. Subject to the conditions listed below, we will accept for exchange all old notes which are properly tendered on or prior to the expiration of the exchange offer and not withdrawn as permitted below. The
exchange offer will expire at 5:00 p.m., New York City time, on          ,
1999. However, if we, in our sole discretion, extend the period of time during which the exchange offer is open, the exchange offer will expire at the latest time and date to which we extend the exchange offer. Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions listed below under the caption "--Conditions to the Exchange Offer."

   We expressly reserve the right, at any time and from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. During any extension of the exchange offer, all old notes previously tendered and not withdrawn will remain subject to the exchange offer and may be accepted for exchange by us. We will return to the registered holder, at our expense, any old notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange if any of the events described below under the caption "--Conditions to the Exchange Offer" should occur. We will give you oral or written notice of any amendment, termination or non-acceptance as promptly as practicable.

   Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to those old note holders who did not exchange their old notes for new notes. The terms of these additional exchange offers may differ from those applicable to this exchange offer. We may use this prospectus, as amended or supplemented from time to time, in connection with any additional exchange offers. These additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions contained in the prospectus and letter of transmittal we will distribute in connection with the additional exchange offers.

Procedures for Tendering Old Notes

   Old notes tendered in the exchange offer must be in denominations of $1,000 principal amount and any integral multiple thereof.

   When you tender your old notes, and we accept the old notes, this will constitute a binding agreement between you and us subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal. Unless you comply with the procedures described below under the caption "-- Guaranteed Delivery Procedures," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

  . tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Firstar Bank of Minnesota, N.A., as exchange agent, at one of the addresses listed below under the caption "--Exchange Agent" or

  . tender your old notes by using the book-entry procedures described below under the caption "--Book-Entry Transfer" and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to Firstar Bank of Minnesota, N.A., as exchange agent, at one of the addresses listed below under the caption "--Exchange Agent."

   In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, the exchange agent must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of the book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from you that you have received and have agreed to be bound by the letter of transmittal. If you use this procedure, we may enforce the letter of transmittal against you.

   The method of delivery of certificates for old notes, letters of transmittal, agent's messages and all other required documents is at your election. If you deliver your old notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Do not send certificates for old notes, letters of transmittal or agent's messages to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless you are either a registered old note holder and have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or you are exchanging old notes for the account of an eligible guarantor institution. An eligible guarantor institution means:

  .  Banks (as defined in Section 3(a) of the Federal Deposit Insurance Act)

  . Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers and government securities brokers (as defined in the Exchange Act)

  .  Credit unions (as defined in Section 19B(1)(A) of the Federal Reserve
     Act)

  . National securities exchanges, registered securities associations and clearing agencies (as these terms are defined in the Exchange Act) and

  . Savings associations (as defined in Section 3(b) of the Federal Deposit Insurance Act).

   If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be an eligible guarantor institution. If you plan to sign the letter of transmittal but you are not the registered holder of the old notes-which term, for this purpose, includes any participant in The Depository Trust Company's system whose name appears on a security position listing as the owner of the old notes-you must have the old notes signed by the registered holder of the old notes and that signature must be guaranteed by an eligible guarantor institution. You may also send a separate instrument of transfer or exchange signed by the registered holder and guaranteed by an eligible guarantor institution, but that instrument must be in a form satisfactory to us in our sole discretion. In addition, if a person or persons other than the registered holder or holders of old notes signs the letter of transmittal, certificates for the old notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders that appear on the certificates for old notes.

   All questions as to the validity, form, eligibility-including time of receipt-and acceptance of old notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of old notes improperly tendered or to not accept any old notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration of the exchange offer-including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration of the exchange offer-including the terms and conditions of the letter of transmittal and the accompanying instructions-will be final and binding. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as determined by us. Neither we, Firstar Bank of Minnesota, N.A., as exchange agent, nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will we have any liability for failure to give this notification.

   If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign the letter of transmittal or any certificates for old notes or bond powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

   By tendering your old notes, you represent to us:

  . that you are not our "affiliate" as defined in Rule 405 under the Securities Act

  . that any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business

  . that at the time of the commencement of the exchange offer, you do not have any arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, in violation of the Securities Act

  . if you are not a participating broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act and

  . if you are a participating broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. As used in this prospectus, a "participating broker-dealer" is a broker-dealer that receives new notes for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the new notes-other than a resale of an unsold allotment from the original sale of the old notes-by delivering this prospectus to prospective purchasers. For further information regarding participating broker-dealers and the prospectus delivery requirement, see "Plan of Distribution."

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice of acceptance to Firstar Bank of Minnesota, N.A., as exchange agent, with written confirmation of any oral notice to be given promptly after any oral notice.

   For each old note accepted for exchange in the exchange offer, the holder of the old note will receive a new note having a principal amount at maturity equal to that of the surrendered old note. Interest on the new note will accrue:

  . from the later of the last date to which interest was paid on the old note surrendered in exchange for the new note or if the old note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of the exchange and as to which interest will be paid, the date to which interest will be paid on such interest payment date or

  . if no interest has been paid on the old note, from and including June 23, 1999.

If the exchange offer is not completed by January 23, 2000, and we do not have an effective shelf registration statement on file with the SEC to register the old notes on that date, the interest rate on the old notes will increase by 0.5% until the exchange offer is completed or an effective shelf registration statement is on file with the SEC. Payments of interest, if any, on old notes that were exchanged for new notes will be made on each May 1st and November 1st during which the new notes are outstanding to the person who, at the close of business on the April 15th or October 15th next preceding the interest payment date, is the registered holder of the old notes if the record date occurs prior to the exchange, or is the registered holder of the new notes if the record date occurs on or after the date of the exchange, even if the old notes are cancelled after the record date and on or before the interest payment date.

   In all cases, the issuance of new notes in exchange for old notes will be made only after Firstar Bank of Minnesota, N.A., as exchange agent, timely receives either certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal. If for any reason we do not accept any tendered old notes or if old notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged old notes without expense to the registered tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company by using the book-entry procedures described below, the unaccepted or non-exchanged old notes will be credited to an account maintained with The Depository Trust Company. Any old notes to be returned to the holder will be returned as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

   Within two business days after the date of this prospectus, Firstar Bank of Minnesota, N.A., as exchange agent, will establish an account at The Depository Trust Company for the old notes tendered in the exchange offer. Once established, any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of old notes by causing The Depository Trust Company to transfer the old notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. Although delivery of the old notes may be effected through book-entry transfer at The Depository Trust Company, the letter of transmittal or facsimile of the letter of transmittal, with any required signature guarantees, or an agent's message instead of a letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration of the exchange offer at one of the addresses listed below under the caption "-- Exchange Agent." In addition, the exchange agent must receive book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. If you cannot comply with these procedures, you may be able to use the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

   If you are a registered holder of the old notes and wish to tender your old notes, but

  .  the certificates for the old notes are not immediately available or

  . time will not permit your certificates for the old notes or other required documents to reach Firstar Bank of Minnesota, N.A., as exchange agent, before the expiration of the exchange offer or

  . the procedure for book-entry transfer cannot be completed before the expiration of the exchange offer,

  then you may effect a tender of your old notes if:

  .  the tender is made through an eligible guarantor institution;

  . prior to the expiration of the exchange offer, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, setting forth your name and address, and the amount of old notes you are tendering and stating that the tender is being made by notice of guaranteed delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  . the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation of transfer of the old notes into the exchange agent's account at The Depository Trust Company, as the case may be, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, in each case, within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

 You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

   For a withdrawal to be effective, a written notice of withdrawal must be received by Firstar Bank of Minnesota, N.A., as exchange agent, prior to the expiration of the exchange offer at one of the addresses listed below under the caption "--Exchange Agent." Any notice of withdrawal must specify the name of the person who tendered the old notes to be withdrawn, identify the old notes to be withdrawn, including the principal amount of the old notes, and, where certificates for old notes have been transmitted, specify the name in which the old notes are registered, if different from that of the withdrawing holder. If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution. If old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn old notes and otherwise comply with the procedures of the book-entry transfer facility. All questions as to the validity, form and eligibility-including time of receipt-of these notices will be determined by us. Our determination will be final and binding. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the registered holder without cost to that holder as soon as practicable after withdrawal, non-acceptance of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company by using the book-entry transfer procedures described above, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at The Depository Trust Company. Properly withdrawn old notes may be retendered at any time on or prior to the expiration of the exchange offer by following one of the procedures described above under "--Procedures for Tendering Old Notes."

Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, we will not be required to accept any old notes for exchange or to issue any new notes in exchange for old notes, and we may terminate or amend the exchange offer if, at any time before the acceptance of the old notes for exchange or the exchange of new notes for old notes, any of the following events occurs:

  . the exchange offer is determined to violate any applicable law or any applicable interpretation of the staff of the SEC

  . an action or proceeding is pending or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer

  . any material adverse development occurs in any existing legal action or proceeding involving us

  . we do not receive any governmental approval we deem necessary for the completion of the exchange offer or

  . any of the conditions precedent to our obligations under the Registration Rights Agreement are not fulfilled.

   These conditions are for our benefit only and we may assert them regardless of the circumstances giving rise to any condition. We may also waive any condition in whole or in part at any time in our sole discretion. Our failure at any time to exercise any of the foregoing rights will not constitute a waiver of that right and each right is an ongoing right that we may assert at any time.

   In addition, we will not accept any old notes for exchange or issue any new notes in exchange for old notes, if at the time a stop order is threatened or in effect which relates to:

  .  the registration statement of which this prospectus forms a part or

  . the qualification under the Trust Indenture Act of 1939 of the indenture under which the old notes were issued and the new notes will be issued.

Exchange Agent

   We have appointed Firstar Bank of Minnesota, N.A., as the exchange agent for the exchange offer. All completed letters of transmittal and agent's messages should be directed to the exchange agent at one of the addresses listed below. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, agent's messages and requests for notices of guaranteed delivery should be directed to the exchange agent at one of the following addresses:

  By Regular or Certified                       By Facsimile:           By Overnight Courier or Hand:
            Mail:
                              (Eligible Guarantor Institutions Only)

 Firstar Bank of Minnesota,      Firstar Bank of Minnesota, N.A.     Firstar Bank of Minnesota, N.A.
            N.A.
    101 E. Fifth Street                101 E. Fifth Street                 101 E. Fifth Street
 St. Paul, Minnesota 55101          St. Paul, Minnesota 55101           St. Paul, Minnesota 55101
  Attention: Frank Leslie            Attention: Frank Leslie             Attention: Frank Leslie
                                       Fax: (651) 229-6415

                                     To Confirm by Telephone
                                     or for Information Call:

                                 Firstar Bank of Minnesota, N.A.
                                       101 E. Fifth Street
                                    St. Paul, Minnesota 55101
                                     Attention: Frank Leslie
                                      Phone: (651) 229-2600

   Delivery of a letter of transmittal or agent's message to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above is not valid delivery of the letter of transmittal or agent's message.

Fees and Expenses

   The principal solicitation is being made by mail by Firstar Bank of Minnesota, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

   Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

   If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

  .  you are our "affiliate," as defined in Rule 405 under the Securities
     Act;

  . you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

  . you have an arrangement or understanding with any person to participate in the distribution of the new notes, as defined in the Securities Act, you will receive in the exchange offer, or

  .  you are a participating broker-dealer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you

  . may not rely on the applicable interpretations of the staff of the SEC and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers"--as defined in Rule 144A of the Securities Act--is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following summary sets forth the United States federal income tax consequences that are anticipated to be material with the exchange of the old notes for new notes and the disposition of the new notes. This summary is based upon existing United States federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of United States federal income taxation that may be important to particular holders in light of their individual investment circumstances, such as new notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations, or, except to the extent described below, Non-U.S. Holders (as defined below)) or to persons that hold the old notes or will hold the new notes as a part of a straddle, hedge, or synthetic security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary addresses tax consequences only to current holders of notes and assumes that such holders hold their new notes as "capital assets" (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). We urge you to consult your tax advisor regarding the United States federal, state, local, and foreign income and other tax considerations associated with the exchange of old notes for new notes and the disposition of the new notes.

   For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note who is:

     (1) an individual who is a citizen or resident of the United States,

     (2) a corporation, partnership, or other entity created in, or organized under the law of, the United States or any State or political subdivision thereof,

     (3) an estate that is subject to United States federal income taxation without regard to the source of its income, or

     (4) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person under the Internal Revenue Code on that date, and properly elected to continue to be so treated.

A "Non-U.S. Holder" is a beneficial owner of an old note or new note who is not a U.S. Holder.

U.S. Holders and Non-U.S. Holders

   There will be no United States federal income tax consequences to a U.S. Holder or Non-U.S. Holder exchanging an old note for a new note pursuant to the exchange offer, and such holder will have the same adjusted basis and holding period in the new note as it had in the old note immediately before the exchange.

U.S. Holders

   Disposition of New Notes. In general, subject to the market discount rules discussed below, a U.S. Holder of a new note will recognize capital gain or loss upon the sale, redemption, retirement or other disposition of the new note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued but unpaid interest), in such disposition and the holder's adjusted tax basis in the new note. Such gain or loss will be long-term gain or loss if the new note has been held (taking into account the period that such holder has held the old note) for more than one year.

   Market Discount. Holders, other than original purchasers of old notes in the original offering, should be aware that the resale of the new notes may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a note purchases such note, subsequent to the original offering, at a market discount in excess of a statutorily-defined de minimis amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the new note received in exchange for such old note, the lesser of such gain or the portion of the market discount that accrued while the old note and the new note were held by such holder will be treated as ordinary interest income at the time of the disposition. In addition, a holder who acquires a note at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such note until the holder disposes of such note in a taxable transaction. If a holder of such a note elects to include market discount in income currently, both of the foregoing rules would not apply.

Non-U.S. Holders

   Payments of Interest. Interest that we pay to Non-U.S. Holders will not be subject to United States federal income or withholding tax provided that (1) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) such holder is not a controlled foreign corporation related to us through stock ownership, a foreign tax-exempt organization or foreign private foundation for United States federal income tax purposes, and (3) the requirements of section 871(h) or 881(c) of the Internal Revenue Code are satisfied as described below under the heading "Owner's Statement Requirement." Notwithstanding the above, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to (a) United States federal income tax on interest that is effectively connected with the conduct of such trade or business and
(b) if the Non-U.S. Holder is a corporation, a United States branch profits tax equal to 30% of its "effectively connected earnings and profits" as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

   Gain on Disposition. A Non-U.S. Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption, or other disposition of a new note unless (1) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or (2) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a Non-U.S. Holder will be subject to United States federal income tax on a net income basis in the same manner as if such holder were a United States person and, if such Non-U.S. Holder is a corporation, such gain may also be subject to the 30% United States branch profits tax described above.

   Federal Estate Taxes. A new note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that (1) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and (2) the interest accrued on the new note was not effectively connected with a United States trade or business of the individual at the individual's death.

   Owner's Statement Requirement. Sections 871(h) and 881(c) of the Internal Revenue Code require that either the beneficial owner of the new note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business
(a "Financial Institution") and that holds the new note on behalf of such owner file a statement with us or our agent to the effect that the beneficial owner is not a United States person in order to avoid withholding of United States federal income tax. Under current regulations, this requirement will be satisfied if we or our agent receives (1) a statement (an "Owner's Statement") from the beneficial owner of a new note certifying under penalties of perjury that such owner is not a United States person and that provides such owner's name and address or (2) a statement from the Financial Institution holding the new note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement together with a copy of the Owner's Statement. The beneficial owner must inform us or our agent (or, in the case of a statement described in clause
(2) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement.

   Backup Withholding and Information Reporting. Current United States federal income tax law provides that in the case of payments of interest to Non-U.S. Holders, the 31% backup withholding tax will not apply to payments that we or a paying agent make outside the United States on a new note if an Owner's Statement is received or an exemption has otherwise been established; provided in each case that we or the paying agent, as the case may be, do not have actual knowledge that the payee is a United States person.

   Under current Treasury regulations, payments of the proceeds of the sale of a new note to or through a foreign office of a "broker" will not be subject to backup withholding but will be subject to information reporting if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign person 50% or more of whose gross income is from a United States trade or business for a specific three-year period, unless the broker has in its records documentary evidence that the holder is not a United States person and certain conditions are met or the holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the United States office of a broker is subject to backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

   Recently, the Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, these final regulations do not alter significantly the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under these final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. We anticipate these final regulations will become effective for payments made after December 31, 2000, subject to certain transition rules.

                THE DAMES & MOORE ACQUISITION AND FINANCING PLAN

General

   On May 5, 1999, we entered into a merger agreement with Dames & Moore, and on May 11, 1999, we commenced a tender offer for all of its outstanding common stock. On June 9, 1999, we purchased 96% of Dames & Moore's common stock pursuant to the tender offer. On June 24, 1999, we acquired the remaining 4% of Dames & Moore's common stock that we did not previously own by merging one of our wholly-owned subsidiaries into Dames & Moore.

Acquisition Consideration

   We paid $16.00 per share in cash for the Dames & Moore common stock.

The Financing Plan

   The total amount of funds that we used to acquire Dames & Moore, to pay related fees and expenses, and to refinance most of Dames & Moore's and our outstanding debt was approximately $750 million. We used the net proceeds from the following to finance our acquisition of Dames & Moore:

  . an equity investment by RCBA Strategic Partners, L.P. in our preferred stock totaling $100 million.

  .  senior subordinated increasing rate notes and

  .  a portion of our senior secured credit facility.

   We obtained all of the above funds on June 9, 1999, the closing day of the tender offer. We retired the senior subordinated increasing rate notes on June 23, 1999 with the proceeds of our offering of 12 1/4% Senior Subordinated Notes due 2009.

 Equity Investment By RCBA Strategic Partners, L.P.

   On June 9, 1999, RCBA Strategic Partners, L.P. purchased 46,082.95 newly issued shares of our Series A Preferred Stock and 450,000 newly issued shares of our Series C Preferred Stock for $100 million in the aggregate, pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of May 5, 1999, between RCBA Strategic Partners, L.P. and us.

   Neither the Series A Preferred Stock nor the Series C Preferred Stock that RCBA Strategic Partners, L.P. purchased is convertible into our common stock or has any voting rights. However, in the Securities Purchase Agreement we agreed with RCBA Strategic Partners, L.P. to hold a stockholders meeting as soon as practicable, but in no event later than six months from the Funding Date, for the purpose of approving the issuance of new 8% Series B Exchangeable Convertible Preferred Stock in exchange for the Series A Preferred Stock together with the Series C Preferred Stock. The Series A Preferred Stock and the Series C Preferred Stock will be exchanged for Series B Exchangeable Convertible Preferred Stock at an exchange rate of 46,082.95 shares of Series B Exchangeable Convertible Preferred Stock plus the number of any additional shares of Series A Preferred Stock accrued as dividends on the date of exchange. The Series A Preferred Stock has a dividend rate of 8% for the first six months after its issuance. If stockholder approval of the issuance of the Series B Exchangeable Convertible Preferred Stock is not obtained within six months after the issuance of the Series A Preferred Stock, the dividend rate for the Series A Preferred Stock will be recalculated and paid as if the dividend rate was 15% from its issuance. The Series C Preferred Stock will not have a dividend. The Series B Exchangeable Convertible Preferred Stock will have voting rights and will be convertible at any time, at the option of the holders, into our common stock. In addition, on or after the third anniversary of the Funding Date, we may convert all, but not less than all, of the outstanding shares of Series B Exchangeable Convertible Preferred Stock into our common stock if our common stock has been trading above a certain price for a fixed period of time. We may also at any time exchange the Series B Exchangeable Convertible Preferred Stock, in whole but not in part, for subordinated exchange debentures on a dollar-for-dollar basis. These debentures will be subordinated in all respects to the notes.

   On June 9, 2011, we must, under the Securities Purchase Agreement, redeem any outstanding shares of Series A Preferred Stock and Series C Preferred Stock or any outstanding shares of Series B Exchangeable Convertible Preferred Stock. We must pay for the Series A Preferred Stock or Series B Exchangeable Convertible Preferred Stock in cash and can choose to pay for the Series C Preferred Stock either in cash, common stock or a combination thereof. If we are unable to redeem the Series A Preferred Stock or Series B Exchangeable Convertible Preferred Stock, the dividend rates for each series will increase. In addition, on the earlier of June 9, 2005 or the date on which we will have sufficient shares of common stock to repurchase the Series C Preferred Stock, any holder of Series C Preferred Stock can require us, upon 120 days notice, to repurchase all, but not less than all, of his, her or its shares of Series C Preferred Stock, at our election, either in cash, subject to approval by the lenders under our senior secured credit facility, common stock or a combination thereof.

   As of April 30, 1999, Richard C. Blum & Associates, L.P., an affiliate of RCBA Strategic Partners, L.P., was the beneficial owner of approximately 19% of our outstanding common stock. If all of the Series B Exchangeable Convertible Preferred Stock were converted into our common stock, Richard C. Blum & Associates, L.P. and its affiliates would be the beneficial owners of more than 37% of our outstanding common stock.

 Senior Secured Credit Facility

   Our Senior Secured Credit Facility provides for three term loan facilities in the aggregate amount of $450 million and a revolving credit facility in the amount of $100 million. The term loan facilities consist of Term Loan A, a $250 million tranche, Term Loan B, a $100 million tranche, and Term Loan C, another $100 million tranche. Term Loan A matures six years from the Funding Date. Term Loan B matures seven years from the Funding Date. Term Loan C matures eight years from the Funding Date. The revolving credit facility matures six years from the Funding Date.

   The proceeds of the term loans have been used as part of our financing plan. In addition, a portion of a letter of credit subfacility was used as part of the financing plan. A portion of Term Loan A will be available to us on a delayed draw-down basis to close the Merger. The remainder of the revolving credit facility will be used for our working capital requirements and for general corporate purposes and to pay for any appraisal rights that dissenting stockholders may have.

   The term loans each bear interest at a rate per annum equal to, at our option, either the Base Rate or LIBOR, in each case plus an applicable margin. The revolving credit facility bears interest at a rate per annum equal to, at our option, either the Base Rate, LIBOR or the Adjusted Sterling Rate, in each case plus an applicable margin. The applicable margin adjusts according to a performance pricing grid based on our ratio of Consolidated Total Funded Debt to Consolidated EBITDA (as defined therein). The "Base Rate" is defined as the higher of Wells Fargo Bank, National

Association's Prime Rate and the Federal Funds Rate plus 0.50%. "LIBOR" is defined as the offered quotation by first class banks in the London interbank market to Wells Fargo Bank, National Association for dollar deposits, as adjusted for reserve requirements. The "Adjusted Sterling Rate" is defined as the rate per annum displayed by Reuters at which Sterling is offered to Wells Fargo Bank, National Association in the London interbank market as determined by the British Bankers' Association.

   For a more detailed description of the terms and conditions of our Senior Secured Credit Facility, see "Description of Our Other Principal Indebtedness-- Senior Secured Credit Facility."

                                 CAPITALIZATION

   The following table sets forth our capitalization and cash and cash equivalents as of April 30, 1999 and is adjusted to reflect the consummation of the Dames & Moore acquisition and the related financing plan, including the sale of the old notes. This table should be read in conjunction with "The Dames & Moore Acquisition and Financing Plan," "Unaudited Pro Forma Combined Financial Information" and the consolidated financial statements and the accompanying notes included elsewhere in this prospectus or incorporated by reference herein.

                                                               April 30, 1999
                                                              -----------------
                                                                         Pro
                                                               Actual   Forma
                                                              -------- --------
                                                                 (unaudited)
                                                               (in thousands)
Cash and cash equivalents.................................... $ 10,036 $ 26,252
                                                              ======== ========
Long-term debt (including current portion):
  Senior Secured Credit Facility
    Revolving credit facility................................ $ 20,000 $    --
    Term Loan A..............................................   90,000  250,000
    Term Loan B..............................................      --   100,000
    Term Loan C..............................................      --   100,000
  Notes......................................................      --   200,000
  Other indebtedness.........................................   23,809   30,200
                                                              -------- --------
      Total long-term debt...................................  133,809  680,200
                                                              -------- --------
Preferred stock
    Mandatory redeemable Series A (1)........................      --    98,000
    Mandatory redeemable Series C (1)........................      --       --
Common stockholders' equity..................................  182,949  182,949
                                                              -------- --------
Total capitalization......................................... $316,758 $961,149
                                                              ======== ========

--------
(1) We have agreed with RCBA Strategic Partners, L.P. to hold a stockholders' meeting not later than December 9, 1999 for our stockholders to decide whether to approve the issuance of a new Series B Exchangeable Convertible Preferred Stock in exchange for the Series A Preferred Stock together with the Series C Preferred Stock. See "The Dames & Moore Acquisition and Financing Plan--Equity Investment By RCBA Strategic Partners, L.P."

         SELECTED CONSOLIDATED FINANCIAL INFORMATION OF URS CORPORATION

   The following tables present selected historical consolidated financial information. The financial information presented below as of and for the five years ended October 31, 1998 has been derived from our audited financial statements. The financial information presented below as of and for the six months ended April 30, 1999 and 1998 has been derived from our unaudited consolidated financial statements and includes all adjustments consisting only of normal recurring adjustments that management considers necessary for a fair presentation of the financial information. The results of operations for the six months ended April 30, 1999 may not reflect the results expected for the full year.

   The financial information set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Results of Operations and Financial Condition," our consolidated financial statements, the accompanying notes and other financial and statistical information appearing elsewhere in this memorandum.

   The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, the amortization of debt discount and such portion of rental expense that is attributed to interest.

                         Six Months Ended
                             April 30,                Year Ended October 31,
                         ----------------- --------------------------------------------
                           1999     1998     1998     1997     1996     1995     1994
                         -------- -------- -------- -------- -------- -------- --------
                            (unaudited)
                                                 (in thousands)
Consolidated Statement
 of Operations Data:
Revenues................ $415,069 $381,338 $805,946 $406,451 $305,470 $179,769 $164,088
Operating expenses:
 Direct operating.......  239,151  231,587  478,640  241,002  187,129  108,845  102,500
 Indirect, general and
  administrative........  141,006  121,418  262,509  133,515   97,094   60,093   52,859
 Depreciation and
  amortization..........    7,731    7,339   14,556    7,927    5,295    3,124    2,596
                         -------- -------- -------- -------- -------- -------- --------
Total operating
 expenses...............  387,888  360,344  755,705  382,444  289,518  172,062  157,955
                         -------- -------- -------- -------- -------- -------- --------
Operating income........   27,181   20,994   50,241   24,007   15,952    7,707    6,133
 Interest expense, net..    4,714    4,282    8,774    4,802    3,897    1,351    1,244
                         -------- -------- -------- -------- -------- -------- --------
Income before income
 taxes..................   22,467   16,712   41,467   19,205   12,055    6,356    4,889
 Income tax expense.....    9,800    7,600   18,800    7,700    4,700    1,300      450
                         -------- -------- -------- -------- -------- -------- --------
Net income.............. $ 12,667 $  9,112 $ 22,667 $ 11,505 $  7,355 $  5,056 $  4,439
                         ======== ======== ======== ======== ======== ======== ========
                          As of April 30,               As of October 31,
                         ----------------- --------------------------------------------
                           1999     1998     1998     1997     1996     1995     1994
                         -------- -------- -------- -------- -------- -------- --------
                            (unaudited)
                                             (dollars in thousands)
Consolidated Balance
 Sheet Data:
Working capital......... $159,130 $116,609 $130,969 $ 63,236 $ 57,570 $ 36,307 $ 33,674
Total assets............  494,657  417,715  451,704  210,091  194,932   75,935   65,214
Total debt..............  133,809  123,658  116,016   48,049   61,263    9,999    9,270
Stockholders' equity....  182,949  149,216  166,360   77,151   56,694   39,478   33,973
Other Financial Data:
Ratio of earnings to
 fixed charges..........     3.0x     2.6x     3.0x     2.8x     2.5x     2.8x     2.5x

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   The following discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements, the notes thereto, and the other financial information appearing elsewhere in this prospectus or incorporated by reference herein. This discussion contains, in addition to historical information, forward-looking statements that are subject to risks and other uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements. For more information regarding these risks and uncertainties, see "Forward-Looking Statements."

Overview

   We are a leading engineering services firm with clients that include local, state, and federal government agencies, and private clients in a broad array of industries. We generated gross revenues of $806 million in fiscal 1998 from a diverse customer group. We derived a majority of our gross revenues from public sector work.

   In recent years, we expanded our presence in specific end-user and geographic markets to capitalize on the industry trend toward consolidation. We acquired Greiner Engineering in fiscal 1996 and Woodward-Clyde in fiscal 1998. Both businesses complemented our existing business, and each acquisition doubled our gross revenues. We successfully integrated each of these businesses and achieved synergies and cost savings. From fiscal year 1995 to the six months ended April 30, 1999, our operating margin improved from 4.3% to 6.5%.

   Since 1995, Dames & Moore has made 17 acquisitions. Dames & Moore's four largest acquisitions were O'Brien Kreitzberg, Walk Haydel, BRW, and Radian. We believe that Dames & Moore's diverse portfolio of companies will facilitate our long-term revenue growth through cross-marketing opportunities, added process, construction and program management capabilities and expanded market presence. In addition to the cost savings discussed under "Unaudited Pro Forma Combined Financial Information" that relate to the integration of Dames & Moore's diverse operations and the elimination of some of Dames & Moore's corporate overhead expenses, we have identified a number of other potential cost savings initiatives that relate to the integration of Dames & Moore's operations with our operations. These potential cost savings include the elimination of redundant offices and related overhead expenses.

   Revenues. We earn our revenues from fixed-price, cost-plus and time-and-materials contracts. We recognize revenues by the percentage completion method, based primarily on contract costs incurred to date compared with total estimated contract costs. The percentage of revenue attributable to each type of contract will differ from the historical percentages that Dames & Moore and we reported independently.

   The majority of our historical revenue growth is attributable to acquisitions. Following the Dames & Moore acquisition, we expect internal revenue growth to exceed revenue growth from acquisitions. We expect to realize revenue synergies from the Dames & Moore acquisition and to benefit from the projected increase in government spending on infrastructure projects.

   Direct Operating Expenses. The principal components of our direct operating costs are labor costs for employees who are directly involved in providing services to clients and subcontractor costs. We maintain a flexible workforce, utilizing full-time, part-time, and temporary employees. Other direct operating expenses also include those expenses associated with a specific design project including materials, and incidental expenditures. We must compete for employees in part by maintaining competitive rates of compensation. Operating margins attributable to specific projects will vary as the costs of the projects exceed or fall below contracted estimates.

   Indirect, General & Administrative Expenses. Indirect operating expenses include: salaries and benefits for management, administrative, marketing and sales personnel; bid and proposal costs; and occupancy costs and related overhead costs.

   Goodwill Amortization. We will amortize goodwill arising from the Dames & Moore acquisition over 40 years.

   Interest Expense. Historically, we have financed our acquisition growth strategy, in part, with bank debt. After completion of the Dames & Moore acquisition, our interest expense will significantly increase because of our incurrence of additional indebtedness, including the old notes, to finance the Dames & Moore acquisition.

Incomparability of Our and Dames & Moore's Historical Financial Statements

   Fiscal Years. We maintain a fiscal year ending October 31. Dames & Moore used a fiscal year ending the last Friday in March. We will keep our October 31 fiscal year end and the results of Dames & Moore will be included in our consolidated financial results from the date of acquisition.

   Gross vs. Net Revenues. It is a common practice in the engineering and construction industry to routinely subcontract services. These subcontracted costs are passed through to clients and, in accordance with industry practice, are included in revenues. Historically, Dames & Moore distinguished between gross and net revenues and reflected these amounts separately on its "Consolidated Statements of Operations." Dames & Moore derived net revenues by deducting the direct costs of outside services from its gross revenues. Furthermore, Dames & Moore's historical "Management Discussion and Analysis of Financial Condition and Results of Operations" discussed the results of net revenues only. In contrast, we do not distinguish between gross and net revenues on our "Consolidated Statements of Operations," reporting gross revenues only. Similarly, our "Management Discussion and Analysis of Financial Condition and Results of Operations" reflects gross performance only. We will retain our reporting methodology and the revenues of consolidated Dames & Moore businesses will be reported on a gross basis beginning from the date of acquisition.

Historical Results of Operations

 Acquisitions

   On May 5, 1999, we entered into a merger agreement with Dames & Moore, and on May 11, 1999, we commenced a tender offer for all of its outstanding common stock. On June 9, 1999, we purchased 96% of Dames & Moore's common stock pursuant to the tender offer, and accordingly, Dames & Moore became one of our subsidiaries. On June 24, 1999, we acquired the remaining 4% of Dames & Moore's common stock that we did not previously own by merging a wholly-owned subsidiary into Dames & Moore.

   On February 1, 1999 we acquired privately-held Thornburn Colquhoun Holdings plc, for an aggregate purchase price of $13.6 million including our assumption of its debt. We have accounted for the acquisition using the purchase method of accounting and the excess of the fair value of the net assets acquired over the purchase price has been allocated to goodwill. The operating results of Thornburn Colquhoun Holdings, plc are included in our results of operations from the date of purchase. Pro forma operating results for the six months ended April 30, 1999 and the twelve months ended October 31, 1998, as if the acquisition had been made on November 1, 1997, are not presented because they would not be materially different from our reported results.

 Six Months Ended April 30, 1999 Compared with April 30, 1998

   Our revenues were $415.1 million for the six months ended April 30, 1999, an increase of $33.7 million, or 9%, over the amount reported for the same period last year. Our growth in revenues is primarily attributable to all areas of our business, including infrastructure projects involving transportation systems, institutional and commercial facilities and environmental projects.

   Direct operating expenses for the six months ended April 30, 1999, which consist of direct labor and other direct expenses including subcontractor costs, increased $7.6 million, or 3%, over the amount reported in the same period last year. This increase is attributable to the overall increase in our business as compared to the same period last year. Indirect, general and administrative expenses, including depreciation and amortization, were $148.7 million for the six months ended April 30, 1999, an increase of $20 million, or 16%, over the amount reported for the same period last year. The increase in indirect, general and administrative expenses is primarily the result of a general increase in our U.S. based business and higher costs in our international operations.

   We earned $22.5 million before income taxes for the six months ended April 30, 1999, compared to $16.7 million for the same period last year. Our effective income tax rates for the six months ended April 30, 1999 and 1998 were approximately 44% and 45%.

   We reported net income of $12.7 million or $0.77 per share, for the six months ended April 30, 1999, compared to $9.1 million, or $0.58 per share for the same period last year.

   As of April 30, 1999, our backlog of signed and funded contracts was $712.8 million compared to $675.0 million at October 31, 1998.

 Fiscal 1998 Compared with Fiscal 1997

   Revenues in fiscal 1998 were $805.9 million, or 98% over the amount reported in fiscal 1997. We attribute the growth in revenues primarily to the acquisition and integration of Woodward-Clyde, whose results we have included commencing November 1, 1997. The integration of Woodward-Clyde's corporate management, administration, human resources, accounting and finance, information systems and to a lesser extent, marketing and sales functions, immediately followed the acquisition.

   Direct operating expenses, which consist of direct labor and direct expenses including subcontractor costs, increased $237.6 million, or 99%, over the amount reported in fiscal 1997. The increase is due to the addition of the direct operating expenses of Woodward-Clyde and to increases in subcontractor costs and direct labor costs. Indirect general and administrative expenses, including depreciation and amortization, increased to $277.1 million in fiscal 1998 from $141.4 million in fiscal 1997 resulting from the addition of the Woodward-Clyde overhead and an increase in our business activity. Expressed as a percentage of revenues, indirect general and administrative expenses, including depreciation and amortization, decreased slightly from 35% in fiscal 1997 to

34% in fiscal 1998. We attribute this stability to our cost controls. Our net interest expense increased to $8.8 million in fiscal 1998 from $4.8 million in fiscal 1997 as a result of increased borrowings that we incurred in connection with the acquisition of Woodward-Clyde.

   With an effective income tax rate of 45% in 1998, we earned net income of $22.7 million while in 1997 net income was $11.5 million after an effective income tax rate of 40%. The increase in the effective tax rate was primarily due to the consolidation of Woodward-Clyde and to nondeductible goodwill, state taxes, and our operations in foreign countries with higher tax rates. We earned $1.43 per share on a diluted basis in fiscal 1998 compared to $1.08 per share in fiscal 1997.

   Our backlog of signed and funded contracts at October 31, 1998, was $675 million compared to $470.4 million at October 31, 1997. The value of our designations was $504 million at October 31, 1998 compared to $446 million at October 31, 1997.

 Fiscal 1997 Compared with Fiscal 1996

   Our revenues in fiscal 1997 were $406.5 million, or 33% over the amount reported in fiscal 1996. We attribute the growth in revenues primarily to the acquisition of Greiner, whose results we included commencing April 1, 1996. Accordingly, in fiscal 1997 we included the results of operations of Greiner for twelve months compared to only seven months in fiscal 1996.

   Our direct operating expenses, which consist of direct labor and direct expenses including subcontractor costs, increased $53.9 million, or 29%, over the amount reported in fiscal 1996. The increase is due to the addition of the direct operating expenses of Greiner and to increases in subcontractor costs and direct labor costs. Indirect general and administrative expenses, including depreciation and amortization, increased to $141.4 million in fiscal 1997 from $102.4 million in fiscal 1996 as a result of the addition of the Greiner overhead as well as an increase in business activity. Expressed as a percentage of revenues, indirect general and administrative expenses, including depreciation and amortization, increased slightly from 34% in fiscal 1996 to 35% in fiscal 1997. We attribute this stability to our cost controls. Net interest expense increased to $4.8 million in fiscal 1997 from $3.9 million in fiscal 1996 as a result of increased borrowings that we incurred in connection with the acquisition of Greiner.

   With an effective income tax rate of 40% in 1997, we earned net income of $11.5 million while in 1996 net income was $7.4 million after an effective income tax rate of 39%. We earned $1.08 per share on a diluted basis in fiscal 1997 compared to $.81 per share in fiscal 1996.

   Our backlog of signed and funded contracts at October 31, 1997, was $470.4 million compared to $399.2 million at October 31, 1996. The value of our designations was $446 million at October 31, 1997 compared to $295.9 million at October 31, 1996.

Income Taxes

   As of October 31, 1998 we had $4.6 million of net operating loss carryforwards related to our October 1989 quasi-reorganization. Section 382 of the Internal Revenue Code limits our use of these net operating loss carryforwards to offset income to $750,000 per year. We also have available $7.8 million of foreign net operating losses. These net operating losses are available only to offset income earned in foreign jurisdictions.

   We have recorded deferred tax liabilities. Our deferred tax liability increased primarily because of nondeductible goodwill and other liabilities related to the acquisition of Woodward-Clyde. Our valuation allowance increased by a net of a decrease of $260,000 due to the utilization of net operating losses and an increase of $2.1 million resulting from the Woodward-Clyde acquisition.

Acquisitions

   In March 1996, we acquired all of the capital stock of Greiner for common stock, cash and debt.

                                                                  (in thousands)
Purchase price of Greiner
 (net of prepaid loan fees)......................................    $ 77,184
Fair value of assets acquired....................................     (39,510)
                                                                     --------
Excess purchase price over net assets acquired...................    $ 37,674
                                                                     ========

   In November 1997, we acquired Woodward-Clyde for common stock, cash and debt.

                                                                 (in thousands)
Purchase price of Woodward-Clyde
 (net of prepaid loan fees).....................................    $128,366
Fair value of assets acquired...................................     (36,194)
                                                                    --------
Excess purchase price over net assets acquired..................    $ 92,172
                                                                    ========

   In June 1999, we acquired Dames & Moore for cash and debt.

                                                                  (in thousands)
Purchase price of Dames & Moore
 (net of prepaid loan fees)......................................   $ 323,811
Fair value of assets acquired....................................    (146,920)
Dames & Moore historical goodwill, net...........................     159,918
Excess purchase price over net assets acquired...................   $ 336,809
                                                                    =========

Year 2000 Issues

   Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in the computer shutting down or performing incorrect computations. As a result, before December 31, 1999, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

   We have developed and implemented a plan to achieve Year 2000 readiness. We have hired some external consultants and dedicated some of our internal resources to ensure Year 2000 compliance. We are implementing our Year 2000 compliance program in the following phases: identification and assessment of business areas affected by Year 2000 requirements; program implementation; and identification of risks and development of contingency and business continuity plans to mitigate the effects of any Year 2000 failures.

   Year 2000 issues which may affect us fall into two basic categories, business disruption issues and client deliverable issues.

   Business Disruption Issues. In some situations, a Year 2000 problem could interfere with the operation of our business. For example, a Year 2000 problem could adversely affect our ability to interface with third parties, such as receiving payments from clients or supplies from vendors on a timely basis, the reliability of our internal information management systems, such as accounting systems, or the physical operation of our systems which have embedded technology, such as elevator and telephone systems, security systems and other physical office infrastructure. These business disruption issues could arise from internal Year 2000 problems in software that we use or from external Year 2000 problems that third parties encounter.

   Our Year 2000 compliance program addresses the following issues:

   Third Party Interfaces. We are discussing with our clients and vendors the potential effect that the Year 2000 issue will have on their systems. Possible effects include delayed payments from clients due to Year 2000 problems affecting their accounting and payables systems. As we assess these issues, we expect to develop contingency plans for payment delays and other Year 2000 problems. The contingency plans may include, for example, holding additional cash reserves.

   Internal Information Systems. We have completed an inventory of our internal hardware and software. We are currently performing a Year 2000 readiness assessment and impact analysis for these systems. We have addressed or are addressing Year 2000 issues for many of our critical internal information systems as part of the previously planned upgrade of such systems following the Woodward-Clyde acquisition. For example, we believe that our e-mail software is currently Year 2000 compliant. We also anticipate that in the near future our upgraded company-wide accounting and financial reporting system and our payroll and human resources system will be Year 2000 compliant.

   Embedded Technology Systems. We currently are examining infrastructure issues on an office-by-office basis. As we renegotiate our office leases or enter into new leases, we are incorporating language designed to protect us against potential business interruption arising from Year 2000 problems. We expect to develop contingency plans to address any embedded technology issues as we identify them.

   Client Deliverables. We have undertaken a limited number of projects that include the specification of computer-based components as part of the work that we deliver to clients. Only a few of our projects involve the actual development of software and hardware. We are implementing a plan of action related to such client deliverables. The plan includes developing an inventory of affected projects and contacting affected clients and offering assistance with their Year 2000 compliance issues. However, because we generally have not manufactured or designed the hardware or software, we anticipate that the responsibility for any Year 2000 problems associated with these deliverables ultimately will rest with the hardware or software manufacturer. To address Year 2000 issues, we also have drafted contract clauses and distributed them to all officers with contracting authority for inclusion in our future client contracts.

   Costs. We have not incurred substantial incremental costs in connection with our Year 2000 compliance programs. For example, we were integrating our internal information management systems after the Woodward-Clyde acquisition independent of the Year 2000 issue and did not accelerate the replacement of those systems due to Year 2000 compliance issues. We have, however, devoted internal resources and hired some external resources to assist with the implementation and monitoring of our Year 2000 compliance programs. These related costs are not significant.

   Risks and Contingencies. We do not anticipate that the costs of our Year 2000 compliance program or risks that could result from the Year 2000 problem will be material. However, because we have no control over third parties' products or services, we cannot assure you of third-party Year 2000 compliance. Problems arising from the Year 2000 issues that our clients and vendors encounter could have a material adverse effect on our business. In addition, if our plans to address the Year 2000 issue are not successfully or timely implemented, we may need to devote more resources to the process and may incur additional costs that could have a material adverse effect on our business.

   The costs of our Year 2000 compliance programs and the timetable on which we plan to complete them are based on our best estimates and reflect assumptions regarding the availability and cost of personnel trained in this area, the compliance plans of third parties and similar uncertainties. We cannot assure you that these estimates will be achieved. Actual results could differ materially from those we anticipate because of the complexity and pervasiveness of the Year 2000 issue and in particular, our uncertainty regarding the compliance programs of third parties.

   We are in the process of determining contingency plans, including the identification of our most reasonable likely worst case scenarios. We do not yet have any contingency plans in place in the event that we do not complete all of our Year 2000 remediation or if our major customers or vendors are not Year 2000 compliant. We will base any future contingency plans on our best estimates of numerous factors and assumptions about future events, many of which are beyond our control. We cannot assure you that these factors and assumptions will be sufficiently comprehensive or accurate. Additionally, we cannot assure you that any contingency plans would be successful or adequate to meet our needs without materially impacting our financial condition or results of operations.

Liquidity and Capital Resources

   Our liquidity and capital measurements are set forth below:

                                    Six Months
                                      Ended     Year Ended October 31,
                                    April 30,  --------------------------
                                       1999      1998     1997     1996
                                    ---------- --------  -------  -------
                                          (dollars in thousands)
Working capital....................  $159,130  $130,969  $63,236  $57,570
Working capital ratio..............      2.0x      1.8x     1.7x     1.7x
Average days to convert billed
 accounts receivable to cash.......        76        72       71       85
Percentage of debt to equity.......      73.1%     69.7%    62.2%   107.7%

   Our cash and cash equivalents amounted to $10 million at April 30, 1999, a decrease of $26.5 million from October 31, 1998. During the six month period ended April 30, 1999, our accounts receivable increased due to the installation of a new accounting system. This caused a delay in billings which resulted in a corresponding decrease in cash. In addition, cash was used to fund working capital required to support the expansion of our business. Our cash and cash equivalents amounted to $36.5 million at October 31, 1998, an increase of $14.4 million from the prior fiscal year-end, principally as a result of the increase in cash generated by domestic operations. During fiscal year 1998, we repaid debt of $83.2 million, including scheduled principal payments on long-term debt of $12.3 million and loan payoffs of $65.2 million. We also funded other operating requirements.

   During the first six months of fiscal year 1999, our cash flow used by operating activities totaled $27.4 million. During fiscal 1998, our cash flow provided by operating activities totaled

$14.1 million. This represented an increase of $18.3 million from 1997, primarily due to the addition of Woodward-Clyde's business. Our domestic operations generated substantially all of the operating cash flow. Our working capital has increased primarily due to the acquisitions of Woodward-Clyde and Greiner. We intend to satisfy our working capital needs primarily through internal cash generation.

   Cash paid during the period for:

                                             Six Months  Year Ended October
                                               Ended            31,
                                             April 30,  --------------------
                                                1999     1998   1997   1996
                                             ---------- ------ ------ ------
                                                           (in thousands)
Interest....................................   $5,338   $7,857 $5,181 $4,142
Income taxes................................    9,485   18,398  8,780  6,483

   Our primary sources of liquidity are cash flow from operations and borrowings under our senior secured credit facility. Our primary uses of cash are to fund our working capital and capital expenditures and to service our debt.

   After giving pro forma effect to the offering of the old notes and the Dames & Moore acquisition, we will have cash and cash equivalents of $26.3 million and working capital of $358.9 million. Our operating cash flow and working capital requirements have grown substantially due to our acquisition growth strategy. We intend to satisfy our working capital needs though internal cash generation. As a professional services organization, we are not capital intensive. Capital expenditures, historically, have been for computer-aided design and general purpose computer equipment to accommodate our growth. Capital expenditures during fiscal years 1998, 1997, and 1996 were $12.2 million, $5.1 million, and $3 million, respectively. We do not expect to have any significant capital outlays resulting from the Dames & Moore acquisition.

   We incurred substantial indebtedness in connection with the Dames & Moore acquisition. After giving pro forma effect to this Offering and the Dames & Moore acquisition, our debt-to-equity ratio is approximately 372%. This compares to debt-to-equity ratios of 69.7% in 1998, 62.2% in 1997 and 107.7% in 1996. We have outstanding debt of $680.2 million, including approximately $473.5 million of senior indebtedness. See "Risk Factors--our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes" and "Description Of Our Other Principal Indebtedness."

   We believe that our existing financial resources including our senior secured credit facility, together with our planned cash flow from operations, will provide sufficient capital to fund our combined operations, any necessary capital expenditures, and to pay interest and principal obligations on our outstanding indebtedness. We cannot assure you that we will generate sufficient cash flow from operations, that currently anticipated revenue growth and cost savings will be realized, or that future borrowings available under the senior secured credit facility will be in amounts sufficient to pay our outstanding indebtedness, including the notes, or to fund other liquidity needs. We also cannot assure you that, if required, we would be able to refinance all or a portion of our indebtedness, including our senior secured credit facility and the notes, on commercially reasonable terms or at all. See "Risk Factors--our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes," "The Dames & Moore Acquisition and Financing Plan" and "Description of Our Other Principal Indebtedness."

                              DESCRIPTION OF NOTES

   The old notes were issued and the new notes will be issued under the indenture, dated June 23, 1999, by and among URS Corporation, our subsidiary guarantors, and Firstar Bank of Minnesota, N.A., as trustee. The following summary of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the indenture, including the definitions of various terms in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act as in effect on the date of the indenture. The indenture is an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus in its entirety. A copy of the indenture may be obtained from us by any holder of the notes upon request. Please refer to the section below captioned "-- Definitions" for the definitions of capitalized terms used in this section of the prospectus and not otherwise defined. Review of the defined terms found in that section is necessary to an understanding of the restrictions and limitations imposed on us by the notes and the indentures. For purposes of this description, references to "URS Corporation", "we", "us" and "our" include only URS Corporation and its successors under the indenture and do not include its subsidiaries.

General

   The Notes will be unsecured senior subordinated obligations of URS Corporation, initially limited to $200 million aggregate principal amount. The Notes will mature on May 1, 2009.

   Each old note bears interest at 12 1/4% per annum from the Closing Date or from the most recent interest payment date to which interest has been paid. Interest on each new note shall accrue from the last interest payment date on which interest was paid on the old notes surrendered in exchange for such new note or, if no interest has been paid on such old notes, from the Closing Date. Interest on the old notes validly surrendered to us under the exchange offer and accepted by us for exchange will cease to accrue upon issuance of the new notes. Old notes not tendered in the exchange offer shall bear interest at the same rate as the new notes and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions. Interest on the Notes will be payable semiannually on May 1 and November 1 of each year, commencing November 1, 1999. Interest will be paid to Holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date. Interest is computed on a 360-day year of twelve 30-day months. The interest rate on the old notes may increase as described under "-- Registration Rights."

   The Notes may be exchanged or transferred at the office or agency of URS Corporation in the Borough of Manhattan, The City of New York. Initially, the corporate trust office of the Trustee in The City of New York will serve as such office. If you give us wire transfer instructions, we will pay all principal, premium and interest on your Notes in accordance with your instructions. If you do not give us wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee, unless we elect to make interest payments by check mailed to the Holders.

Transfer and Exchange

   The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple of $1,000. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with the registration of any transfer or exchange.

URS Corporation May Issue More Notes

   Subject to the covenants described below under "--Covenants" and applicable law, we may issue additional Notes under the Indenture. The Notes offered hereby and any additional Notes subsequently issued may be treated as a single class for all purposes under the Indenture.

Optional Redemption

   On or after May 1, 2004 we may redeem the Notes upon not less than 30 nor more than 60 days' notice by paying the applicable Redemption Price at the time of redemption, plus accrued interest to the Redemption Date. The Redemption Price that we will have to pay to redeem Notes on a Redemption Date that occurs during the twelve month period beginning on May 1 of the years indicated below will be the corresponding percentage of principal amount set forth below opposite such year, plus accrued interest, if any, on such Note to such Redemption Date:

      Year                                                      Redemption Price
      ----                                                      ----------------
      2004.....................................................     106.125%
      2005.....................................................     104.083
      2006.....................................................     102.041
      2007 and thereafter......................................     100.000

   In addition, at any time prior to May 1, 2002, we may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of our Capital Stock (other than Disqualified Stock); provided that at least 65% of the aggregate principal amount of Notes that we originally issue on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days after each such sale of Capital Stock. The Redemption Price that we will pay for such redemptions will be equal to 112.250% of the principal amount of the redeemed Notes, plus accrued interest on the redeemed Notes, if any, to the Redemption Date.

   If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made by the Trustee: in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

   However, no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount of such Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the partially redeemed Note will be issued in the name of the Holder of the partially redeemed Note upon its cancellation.

Ranking

 Summary

   The Notes will be senior subordinated Indebtedness of URS Corporation. This means that the payment of principal, premium and interest on the Notes is subordinated to the prior payment in full of all of our existing and future Senior Indebtedness. See "Risk Factors--Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes."

   However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge" below, will not be subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described below.

   The Note Guarantees will be senior subordinated Indebtedness of the Subsidiary Guarantors. The Indebtedness evidenced by each Note Guarantee will be subordinated on the same basis to Senior Indebtedness of such Subsidiary Guarantor as the Notes are subordinated to our Senior Indebtedness.

   Assuming the D&M Acquisition had been completed and the proceeds of the D&M Financing had been applied on April 30, 1999, URS Corporation would have had $680.2 million of consolidated Indebtedness, of which:

  . $466.9 million would have been Senior Indebtedness, including indebtedness under the Credit Agreement,

  . $6.6 million would have been Indebtedness of URS Corporation's Subsidiaries that are not Subsidiary Guarantors and would have effectively ranked senior to the Notes,

  . $5.4 million would have been Indebtedness (not including the Notes) of URS Corporation and would have ranked equally with the Notes and

  . $1.3 million would have been Indebtedness of URS Corporation and would have ranked junior to the Notes.

 Terms of Subordination

   Except with respect to the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture, upon any payment or distribution of assets or securities of URS Corporation of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of URS Corporation, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before the Holders of the Notes or the Trustee on behalf of the Holders of the Notes shall be entitled to receive any payment by, or on behalf of, URS Corporation on account of Senior Subordinated Obligations or any payment by or on behalf of URS Corporation to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities.

   Before any payment may be made by, or on behalf of, URS Corporation on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture), upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of URS Corporation of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on behalf of the Holders of the Notes would be entitled, but for the subordination provisions of the Indenture, shall be made by URS Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Notes or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

   The words "cash, property or securities" do not include securities of URS Corporation or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) this does not cause the Notes to be treated in any case or proceeding or similar event described above as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, (2) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (3) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

   No direct or indirect payment by or on behalf of URS Corporation of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture), whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of any Senior Indebtedness of URS Corporation and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the Indenture) may be made by or on behalf of URS Corporation upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee or other representative for such holders of such Designated Senior Indebtedness (or the holders of a majority in principal amount of such Designated Senior Indebtedness then outstanding) or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of a majority in principal amount of such Designated Senior Indebtedness then outstanding), regardless of whether within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

   By reason of the subordination provisions described above, in the event of liquidation or insolvency, our creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Notes.

Guarantees

   Upon issuance of the Notes, payment of the principal of, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis by:

     (a) Wholly Owned Subsidiaries of URS Corporation that (1) are not Foreign Subsidiaries and (2) the aggregate annual gross revenues of which constitute at least 90% of the aggregate annual gross revenues of URS Corporation and its Restricted Subsidiaries that are not Foreign Subsidiaries, on a consolidated basis; and

     (b) to the extent not otherwise included among the Subsidiaries described in clause (a), all of the Wholly Owned Subsidiaries of URS Corporation that (1) are not Foreign Subsidiaries and (2) have annual gross revenues in excess of $5 million.

In addition, if any Restricted Subsidiary becomes a guarantor or obligor in respect of any Senior Indebtedness of URS Corporation or any Subsidiary Guarantor, URS Corporation will cause such Restricted Subsidiary to Guarantee URS Corporation's obligations under the Notes. See "--Covenants--Limitation on Issuances of Guarantees by Restricted Subsidiaries."

   Payments under the Note Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors to the same extent as the Notes are subordinated to Senior Indebtedness of URS Corporation.

   Each Note Guarantee contains a provision intended to limit the liability of the Subsidiary Guarantor to the maximum amount of liability that the Subsidiary Guarantor could incur without causing the incurrence of obligations under its Note Guarantee to be a fraudulent transfer. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to a contribution from any other Subsidiary Guarantor. See "Risk Factors--A court could cancel the subsidiary guarantees."

   The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than URS Corporation or another Subsidiary of URS Corporation) of all of the Capital Stock of such Subsidiary Guarantor or (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of the Indenture.

Mandatory Redemption and Sinking Fund

   The Notes will not be entitled to any mandatory redemption or sinking fund.

Covenants

 Overview

   In the Indenture, we have agreed to covenants that limit our ability and our Restricted Subsidiaries' ability, among other things, to:

  .  incur additional debt;

  . pay dividends, acquire shares of Capital Stock, make payments on subordinated debt or make investments;

  .  place limitations on distributions from Restricted Subsidiaries;

  .  issue guarantees;

  .  sell or exchange assets;

  .  enter into transactions with shareholders and affiliates;

  .  incur subordinated Indebtedness secured by liens; and

  .  effect mergers.

   In addition, if a Change of Control occurs, each Holder of Notes will have the right to require URS Corporation to repurchase all or a part of the Holder's Notes at a price equal to 101% of the principal amount of those Notes, plus any accrued interest to the date of repurchase.

 Limitation on Incurrence of Indebtedness

   (a) URS Corporation will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date); provided that URS Corporation or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2:1.

   Notwithstanding the preceding, URS Corporation and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

     (1) Indebtedness of URS Corporation or any Subsidiary Guarantor outstanding at any time pursuant to this clause (1) under the Credit Agreement in an aggregate principal amount (together with refinancings thereof incurred under clause (3) of this paragraph) not to exceed $550 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant;

     (2) Indebtedness owed (A) to URS Corporation; provided that if such Indebtedness exceeds $500,000 it shall be evidenced by a promissory note or
  (B) to any Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to URS Corporation or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause
  (2) and (y) if URS Corporation or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of URS Corporation, or the Note Guarantee, in the case of a Subsidiary Guarantor;

     (3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the Note Guarantees shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Note Guarantees, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantees, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded or the Stated Maturity of the Notes, if sooner, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, and (c) such new Indebtedness is Incurred by URS Corporation or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

     (4) Indebtedness of URS Corporation, to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (b) deposited to defease the Notes as described under "Defeasance" or to discharge the Notes as described under "Satisfaction and Discharge;"

     (5) Guarantees of the Notes and Guarantees of Indebtedness of URS Corporation or any Subsidiary Guarantor by any Restricted Subsidiary; provided that the Guarantee of such Indebtedness is not prohibited by and is made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant;

     (6) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time pursuant to this clause (6) (together with refinancings thereof incurred under clause (3) of this paragraph) not to exceed the greater of (x) $40 million and (y) 70% of the consolidated book value of the accounts receivable of all the Foreign Subsidiaries;

     (7) Guarantees of Indebtedness of any Foreign Subsidiary incurred under clause (6) above, by URS Corporation or any Subsidiary Guarantor; provided that the aggregate amount of Indebtedness guaranteed pursuant to this clause (7) does not exceed $40 million;

     (8) Purchase Money Indebtedness of URS Corporation or any Subsidiary Guarantor; provided that the aggregate amount of such Indebtedness outstanding at any time pursuant to this clause (8) (together with refinancings thereof incurred under clause (3) of this paragraph) shall not exceed $15 million;

     (9) Indebtedness of URS Corporation or any Restricted Subsidiary in an aggregate principal amount outstanding pursuant to this clause (9) (together with refinancings thereof incurred under clause (3) of this paragraph) not to exceed $5 million;

     (10) the D&M Financing; and

     (11) Indebtedness of URS Corporation or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (1) through (10) above), including Indebtedness under the Credit Agreement, outstanding at any time pursuant to this clause (11) (together with refinancings thereof incurred under clause (3) of this paragraph) in an aggregate principal amount not to exceed $25 million.

   (b) Notwithstanding any other provision of this "Limitation on Incurrence of Indebtedness" covenant, the maximum amount of Indebtedness that URS Corporation or a Restricted Subsidiary may Incur or that is deemed to be outstanding pursuant to this "Limitation on Incurrence of Indebtedness" covenant shall not be affected by fluctuations in the exchange rates of currencies.

   (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Incurrence of Indebtedness" covenant, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause
(a) of this "Limitation on Incurrence of Indebtedness" covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Incurrence of Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), URS Corporation, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Senior Subordinated Indebtedness

   URS Corporation will not, and will not permit any Subsidiary Guarantor to Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or any Note Guarantee.

 Limitation on Restricted Payments

   URS Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

     (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by persons other than URS Corporation or any of its Restricted Subsidiaries other than

       (x) dividends or distributions payable in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and

       (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries,

     (2) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of URS Corporation or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than a Subsidiary Guarantor,

     (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other voluntary or optional acquisition or retirement for

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

  value, of Indebtedness of URS Corporation that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Note Guarantees or

     (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments"),

if, at the time of, and after giving effect to, the proposed Restricted
Payment:

     (A) a Default or Event of Default shall have occurred and be continuing,

     (B) URS Corporation could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the "Limitation on Incurrence of Indebtedness" covenant or

     (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of

       (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus

       (2) the aggregate Net Cash Proceeds received by URS Corporation after the Closing Date from

         (a) the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of URS Corporation,

         (b) an issuance or sale to a Person who is not a Subsidiary of URS Corporation not prohibited by the Indenture of Indebtedness of URS Corporation or a Subsidiary of URS Corporation for cash subsequent to the Closing Date upon the conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of URS Corporation,

         (c) any exercise for, or exchange or conversion of, securities (including options, warrants, rights and convertible or exchangeable Indebtedness) of URS Corporation or a Subsidiary of URS Corporation into Capital Stock (other than Disqualified Stock) of URS
      Corporation, and

         (d) the issuance or sale to a Person who is not a Subsidiary of URS Corporation of any options, warrants or other rights to acquire Capital Stock of URS Corporation (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

       (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or transfers of assets, in each case to URS Corporation or any Restricted Subsidiary or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, in order to avoid duplication to the extent any such payment or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause
    (C)(1) of this "Limitation on Restricted Payments" covenant), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by URS Corporation or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus

       (4) $5 million.

The amount of all Restricted Payments, if other than in cash, shall be the fair market value thereof determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive; provided that if the non cash amount of any single Restricted Payment or series of related Restricted Payments exceeds $25 million, such amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

   The preceding provision shall not be violated by reason of:

     (1) the payment of any dividend within 60 days after the date of its declaration if, on the date of declaration, such payment would comply with the foregoing paragraph;

     (2) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including principal, premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the "Limitation on Incurrence of Indebtedness" covenant;

     (3) the repurchase, redemption, retirement or other acquisition of Capital Stock of URS Corporation, a Subsidiary Guarantor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of URS Corporation (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes);

     (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of URS Corporation (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes);

     (5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of URS Corporation; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such payment or distribution;

     (6) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of URS Corporation;

     (7) the declaration or payment of dividends on Capital Stock (other than Disqualified Stock) of URS Corporation in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by URS Corporation after the Closing Date from the sale of such Capital Stock; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such action or payment;

     (8) any purchase of fractional shares of Common Stock of URS Corporation in connection with the conversion of the Convertible Subordinated Debentures;

     (9) the D&M Acquisition;

     (10) loans or advances to employees of URS Corporation or its Restricted Subsidiaries in the ordinary course of business to purchase Capital Stock (other than Disqualified Stock) of URS Corporation in an aggregate amount outstanding at any time under this clause (10) not to exceed $10 million;

     (11) Investments in any Person the primary business of which is related, ancillary or complementary to the business of URS Corporation and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of such Investments under this clause (11) does not exceed $20 million plus the net reduction in Investments made pursuant to this clause (11) resulting from distributions on or repayments of such Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to URS Corporation or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, in order to avoid duplication to the extent any such payments or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause
  (C)(1) of this "Limitation on Restricted Payments" covenant) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investments from any Person shall not exceed the amount of such Investments in such Person; provided further that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Investment;

     (12) repurchases of Capital Stock of URS Corporation or a Subsidiary of URS Corporation or options, warrants or other rights to acquire Capital Stock of URS Corporation or a Subsidiary of URS Corporation repurchased from employees (or their heirs or estates) of URS Corporation or its Subsidiaries upon the death, disability or termination of employment in an aggregate amount under this clause (12) to all employees (or their heirs or estates) that shall not during any one fiscal year exceed the sum of:

       (a) $2 million plus

       (b) the aggregate amount of repurchases that would have been permitted to be made during each preceding fiscal year pursuant to this clause (12) and were not so made; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such repurchase;

     (13) purchases of shares of Capital Stock of any Subsidiary Guarantor owned by professional engineers in connection with licensing requirements in an aggregate amount not to exceed $500,000 ;

     (14) repurchases of shares of Capital Stock of URS Corporation that constitute odd lots, pursuant to a program established by URS Corporation for the repurchase of odd lots, in an aggregate amount during any fiscal year not to exceed the sum of $100,000 plus the aggregate amount of repurchases that would have been permitted to be made under this clause (14) during each preceding fiscal year and were not so made;

     (15) dividends on Preferred Stock of Restricted Subsidiaries permitted to be issued pursuant the "Limitation on Incurrence of Indebtedness" covenant; or

     (16) other Restricted Payments in an aggregate amount not to exceed $10 million, measured by the fair market value thereof at the time made; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment.

   Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) of such paragraph, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such paragraph, an Investment acquired in exchange for Capital Stock referred to in clause (6) of such paragraph, an Investment described in clause (9) of such paragraph, any loan or advance referred to in clause (10) of such paragraph, repurchases of Capital Stock referred to in clause (12) or clause (13) of such paragraph, dividends on Preferred Stock of Restricted Subsidiaries referred to in clause (15) of such paragraph or Restricted Payments referred to in clause (16) of such paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3), (4) and (6) of such paragraph, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this "Limitation on Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, URS Corporation, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   URS Corporation will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by URS Corporation or any other Restricted Subsidiary,

     (2) pay any Indebtedness owed to URS Corporation or any other Restricted Subsidiary,

     (3) make loans or advances to URS Corporation or any other Restricted Subsidiary or

     (4) transfer any of its property or assets to URS Corporation or any other Restricted Subsidiary.

   The preceding provisions shall not restrict any encumbrances or restrictions:

     (1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements or Indebtedness in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements or Indebtedness; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

     (2) existing under or by reason of applicable law;

     (3) contained in any agreements binding upon or relating to any property, asset, business or any Person or the property, assets or businesses of such Person, in each case acquired by URS Corporation or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation of such acquisition; provided that such encumbrances or restrictions are not applicable to any property, asset, business or any Person or the property, assets or businesses of such Person, other than the property, asset, business or Person or the property, assets or businesses of such Person so acquired;

     (4) in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of URS Corporation or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of URS Corporation or any Restricted Subsidiary in any manner material to URS Corporation or any Restricted Subsidiary;

     (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

     (6) contained in the terms of any Indebtedness of URS Corporation or any Subsidiary Guarantor; provided that such encumbrances or restrictions taken as a whole are no more restrictive in the aggregate than those contained in the Indenture, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

     (7) contained in any agreement or instrument governing Senior Indebtedness not incurred in violation of the "Limitation on Incurrence of Indebtedness" covenant; provided that such encumbrances or restrictions taken as a whole are no more restrictive in the aggregate than those contained in the Credit Agreement, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

     (8) on cash or other deposits or net worth, imposed by customers under contracts entered into in the ordinary course of business;

     (9) with respect to any Restricted Subsidiary, contained in the terms of any Indebtedness or Preferred Stock or any agreement pursuant to which such Indebtedness or Preferred Stock was issued if:

       (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

       (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by URS Corporation) and

       (C) URS Corporation determines that any such encumbrance or restriction will not materially affect URS Corporation's ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

     (10) with respect to any property or assets acquired with Purchase Money Indebtedness and imposed by such Purchase Money Indebtedness;

     (11) contained in any extensions, refinancings, renewals or replacements of any of the agreements or instruments referred to in the preceding clauses of this paragraph, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are not materially less favorable to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive; or

     (12) with respect to any Foreign Subsidiary, contained in the terms of any Indebtedness or Preferred Stock or any agreement pursuant to which such Indebtedness or Preferred Stock was issued if:

       (A) either (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (ii) URS Corporation determines that any such encumbrance or restriction will not materially affect URS Corporation's ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive and

       (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by URS Corporation).

Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent URS Corporation or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of URS Corporation or any of its Restricted Subsidiaries that secure Indebtedness of URS Corporation or any of its Restricted Subsidiaries.

 Limitation on Issuances of Guarantees by Restricted Subsidiaries

   URS Corporation will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of URS Corporation or any other Restricted Subsidiary (other than a Foreign Subsidiary), unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against URS Corporation or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. The Subsidiary Guarantee may be subordinated to Senior Indebtedness of the Subsidiary Guarantor to the same extent as the Notes are subordinated to Senior Indebtedness of URS Corporation.

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

   Notwithstanding the preceding, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (x) any sale, exchange or transfer, to any Person (other than URS Corporation or any other Restricted Subsidiary), of all of URS Corporation's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (y) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

 Limitation on Transactions with Shareholders and Affiliates

   URS Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of URS Corporation or with any Affiliate of URS Corporation or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to URS Corporation or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

   The preceding limitation does not limit, and shall not apply to:

     (1) transactions (A) approved by a majority of the disinterested members of the Board of Directors, if there are any such disinterested members or
  (B) for which URS Corporation or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, appraisal firm, or valuation stating that the transaction is fair to URS Corporation or such Restricted Subsidiary from a financial point of view;

     (2) any transaction solely between URS Corporation and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

     (3) the payment of reasonable and customary regular fees to directors of URS Corporation who are not employees of URS Corporation and indemnification arrangements entered into by URS Corporation in the ordinary course of business;

     (4) any payments or other transactions pursuant to any tax-sharing agreement between URS Corporation and any other Person with which URS Corporation files a consolidated tax return or with which URS Corporation is part of a consolidated group for tax purposes;

     (5) any sale of shares of Capital Stock (other than Disqualified Stock) of URS Corporation;

     (6) management and administrative services provided in the ordinary course of business by URS Corporation or any Restricted Subsidiary to any Restricted Subsidiary or any Person in which URS Corporation or any Restricted Subsidiary has an Investment;

     (7) any employment agreement entered into by URS Corporation or any of its Restricted Subsidiaries in the ordinary course of business;

     (8) payments to Richard C. Blum or Richard C. Blum & Associates, L.P. under consulting agreements in an aggregate amount not to exceed $150,000 in any fiscal year; or

     (9) any Permitted Investments and any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant.

Notwithstanding the preceding, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (2) through (9) of this paragraph, (a) the aggregate amount of which exceeds
$10 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $15 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

 Limitation on Liens

   URS Corporation will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness unless contemporaneously with such Incurrence effective provision is made to secure the Notes or the Note Guarantees equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

   The preceding limitation does not apply to:

     (1) any interest or title of a lessor in the property subject to any Capitalized Lease;

     (2) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

     (3) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangements to be applied for such purpose;

     (4) Liens on assets or property purchased with Purchase Money Indebtedness securing such Indebtedness; and

     (5) Liens in favor of URS Corporation.

 Limitation on Asset Sales

   URS Corporation will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by URS Corporation or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness of URS Corporation or any Restricted Subsidiary (other than Indebtedness to URS Corporation or any Restricted Subsidiary), provided that URS Corporation or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

   In the event and to the extent that the Net Cash Proceeds received by URS Corporation or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $5 million, then URS Corporation shall or shall cause the relevant Restricted Subsidiary to:

     (1) within 12 months after the date Net Cash Proceeds so received exceed $5 million,

       (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of URS Corporation or of any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than URS Corporation or any of its Restricted Subsidiaries, or

       (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, and

     (2) apply (no later than the end of the 12-month period referred to in clause (1)) an amount equal to such excess Net Cash Proceeds (to the extent not applied or committed to be applied pursuant to clause (1)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant.

   The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5 million, URS Corporation must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

   If URS Corporation is required by the terms of any Pari Passu Indebtedness to apply any Excess Proceeds to purchase such Pari Passu Indebtedness, then URS Corporation shall apply a portion of the Excess Proceeds to purchase Notes pursuant to an Offer to Purchase and a portion of the Excess Proceeds to conduct an offer to purchase an amount of such Pari Passu Indebtedness from the holders of such Pari Passu Indebtedness on the same terms and conditions as the Offer to Purchase applicable to the Notes, and such purchase shall be consummated on the same date as the date of consummation of the Offer to Purchase applicable to the Notes.

   The principal amount of Notes that URS Corporation shall purchase shall be an aggregate principal amount equal to the lesser of:

     (1) the aggregate outstanding principal amount of the Notes tendered into such Offer to Purchase, and

     (2) the product of:

       (a) the aggregate outstanding principal amount of the then outstanding Notes times

       (b) a fraction, (x) the numerator of which is the aggregate amount of Excess Proceeds on such date and (y) the denominator of which is the sum of the aggregate principal amount of outstanding Notes plus the aggregate outstanding principal amount (or accreted value in the case of Pari Passu Indebtedness issued with original issue discount) of such Pari Passu Indebtedness.

   The purchase price that URS Corporation shall be required to pay for Notes purchased pursuant to the preceding shall be equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Payment Date. If the aggregate principal amount of Notes tendered by Holders of such Notes exceeds the amount of Excess Proceeds applied by URS Corporation pursuant to the preceding to the purchase of Notes, URS Corporation shall purchase tendered Notes on a pro rata basis.

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

   On the Payment Date, URS Corporation shall:

     (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

     (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

     (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by URS Corporation.

   The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. URS Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

   URS Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that URS Corporation is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Offer to Purchase, URS Corporation will comply with the applicable securities laws and regulations and will be deemed to not have breached its obligations under the Indenture with respect to such Offer to Purchase by virtue of such compliance with applicable securities laws and regulations.

   Upon completion of any such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Repurchase of Notes upon a Change of Control

   URS Corporation must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

   On the Payment Date, URS Corporation shall:

     (1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

     (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

     (3) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by URS Corporation.

   The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note

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

surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. URS Corporation will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

   URS Corporation will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that URS Corporation is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Offer to Purchase, URS Corporation will comply with the applicable securities laws and regulations and will be deemed to not have breached its obligations under the Indenture with respect to such Offer to Purchase by virtue of such compliance with applicable securities laws and regulations.

   URS Corporation cannot assure you that it will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of URS Corporation which might be outstanding at the time).

   URS Corporation's ability to repurchase Notes upon a Change of Control may be limited by the terms of its then existing contractual obligations. In particular, the repurchase of the Notes upon a Change of Control may constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Indebtedness may contain similar restrictive provisions.

   The above covenant requiring URS Corporation to repurchase the notes will, unless consents are obtained, require URS Corporation to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

   Regardless of whether URS Corporation is then required to file reports with the Commission, URS Corporation shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto, unless the Commission will not accept such filing. URS Corporation shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

   The following events will be defined as "Events of Default" in the
Indenture:

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, regardless of whether such payment is prohibited by the provisions described under "--Ranking";

     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, regardless of whether such payment is prohibited by the provisions described under "--Ranking";

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     (c) default in the performance or breach of the provisions of the
  Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of URS Corporation or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

     (d) URS Corporation or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of URS Corporation in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

     (e) there occurs with respect to any issue or issues of Indebtedness of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, having an outstanding principal amount of $15 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $15 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) the winding up or liquidation of the affairs of URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (h) URS Corporation, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
  (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of URS Corporation, any Significant Subsidiary or any

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

  group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of URS Corporation, or any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

     (i) except as permitted by the Indenture, any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

   If an Event of Default (other than an Event of Default specified in clause
(g) or (h) above that occurs with respect to URS Corporation or a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to URS Corporation (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided that any such declaration of acceleration shall not become effective until the earlier of (x) five Business Days after receipt of the acceleration notice by the Bank Agent and URS Corporation or (y) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under the Indenture shall have been cured, waived or otherwise remedied as provided in the Indenture prior to the expiration of the period referred to in the preceding clauses (x) and (y). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by URS Corporation, the relevant Significant Subsidiary or the relevant group of Subsidiary Guarantors or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to URS Corporation or a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the outstanding Notes by written notice to URS Corporation and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

   The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems

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

proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

     (1) the Holder gives the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

   However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

   Officers of URS Corporation must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of URS Corporation and its Restricted Subsidiaries and URS Corporation's and its Restricted Subsidiaries' performance under the Indenture and that URS Corporation has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. URS Corporation will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

   URS Corporation will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into URS Corporation, unless:

     (1) URS Corporation shall be the continuing Person, or the Person (if other than URS Corporation) formed by such consolidation or into which URS Corporation is merged or that acquired or leased such property and assets of URS Corporation shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of URS Corporation on all of the Notes and under the Indenture;

     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction on a pro forma basis, URS Corporation or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of URS Corporation immediately prior to such transaction; provided that this clause (3) shall not apply to a consolidation or merger;

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

     (4) immediately after giving effect to such transaction on a pro forma basis URS Corporation, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Incurrence of Indebtedness" covenant; provided that this clause (4) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of URS Corporation if all Liens and Indebtedness of URS Corporation or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of URS Corporation and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture;

     (5) URS Corporation delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

     (6) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which URS Corporation has entered into a transaction under this "Consolidation, Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of URS Corporation or the surviving entity in accordance with the Notes and the Indenture;

provided, however, that clauses (3) and (4) above do not apply if, in the good faith determination of the Board of Directors of URS Corporation, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of URS Corporation and any such transaction shall not have as one of its purposes the evasion of the preceding limitations.

Legal Defeasance and Covenant Defeasance

   URS Corporation may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") on the 91st day after the deposit referred to below, except for:

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any and accrued interest on such Notes when such payments are due from the trust referred to below;

     (2) URS Corporation's obligations with respect to the Notes concerning the issuance of temporary Notes, the registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and URS Corporation's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

   In addition, URS Corporation may, at its option and at any time, elect to have the obligations of URS Corporation released ("Covenant Defeasance") with respect to all the covenants described under "Covenants" and the provisions of the Indenture described under clauses (3) and (4) under "Consolidation, Merger and Sale of Assets" and thereafter any failure to comply with those

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covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, each of clauses (c) (solely with respect to clauses (3) and (4) under "Consolidation, Merger and Sale of Assets"), (d), (e), (f), (i), and, except with respect to URS Corporation or a Subsidiary Guarantor, clauses (g) and (h) under "Events of Default" under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) URS Corporation must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, US. Government Obligations, or a combination thereof, in such amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and accrued interest on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and URS Corporation must specify whether the Notes, are being defeased to maturity or to a particular Redemption Date; provided that URS Corporation has provided the Trustee with irrevocable instructions to redeem all of the outstanding Notes on such Redemption Date;

     (2) in the case of Legal Defeasance, URS Corporation shall have delivered to the Trustee either (x) an Opinion of Counsel reasonably acceptable to the Trustee that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred (which Opinion of Counsel must be based upon, and accompanied by a copy of, a ruling of the Internal Revenue Service to the same effect unless there has been a change in the applicable federal income tax law after the Closing Date such that a ruling is no longer required) or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in this clause (2);

     (3) in the case of Covenant Defeasance, URS Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect set forth in clause (2)(x) above;

     (4) in the case of Legal Defeasance and Covenant Defeasance, URS Corporation shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 90 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code;

     (5) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing either (A) on the date of such deposit or (B) on the 91st day after the date of such deposit;

     (6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any agreement or instrument to which URS Corporation or any of its Subsidiaries is a party or by which URS Corporation or any of its Subsidiaries is bound;

     (7) in the case of Legal Defeasance and Covenant Defeasance, URS Corporation is not prohibited from making payments in respect of the Notes by the provisions described under "--Ranking;" and

     (8) URS Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent relating to the defeasance have been complied with.

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

   In the event that following Legal Defeasance or Covenant Defeasance the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, URS Corporation will remain liable for such payments and the Subsidiary Guarantors' Note Guarantees with respect to such payments will remain in effect.

Satisfaction and Discharge

   The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

     (1) all such Notes previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by URS Corporation and thereafter repaid to URS Corporation or discharged from such trust) have been delivered to the Trustee for cancellation; or

     (2) (a) all Notes not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year upon arrangements satisfactory to the Trustee for the giving of notice of redemption, and URS Corporation has deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not previously delivered to the Trustee for cancellation, for principal (and premium, if any, on), and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on such date of deposit;

     (c) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which URS Corporation is a party or by which it is bound; and

     (d) URS Corporation has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that URS Corporation has complied with all conditions precedent to satisfaction and discharge of the Indenture.

Modification and Waiver

   The Indenture may be amended, without the consent of any Holder, to:

     (1) cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments do not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

     (2) comply with the provisions described under "Consolidation, Merger and Sale of Assets;"

     (3) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

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     (4) to create a Subsidiary Guarantee in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant;

     (5) evidence and provide for the acceptance of appointment by a successor Trustee; or

     (6) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

   Modifications and amendments of the Indenture may be made by URS Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

     (2) change the optional redemption dates or optional redemption prices of the Notes from that stated under the caption "Optional Redemption,"

     (3) reduce the principal amount of, or premium, if any, or interest on, any Note,

     (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

     (5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

     (6) waive a default in the payment of principal of, premium, if any, or interest on the Notes,

     (7) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture,

     (8) modify the subordination provisions in a manner adverse to the Holders or

     (9) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

   No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of URS Corporation in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of URS Corporation or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustee

   Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

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   The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of URS Corporation, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

   The certificates representing the Notes will be issued in fully registered form without interest coupons. Notes sold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Regulation S Global Note") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Cedel Bank. Prior to the 40th day after the Closing Date, beneficial interests in the Regulation S Global Notes may only be held through Euroclear or Cedel Bank, and any resale or transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

   Notes sold in reliance on Rule 144A will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (each a "Restricted Global Note"; and together with the Regulation S Global Notes, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

   Each Global Note (and any Notes issued for exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "Transfer Restrictions."

   Notes transferred to Institutional Accredited Investors who are not qualified institutional buyers ("Non-Global Purchasers") will be in registered form without interest coupons ("Certificated Notes"). Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note. For a description of the restrictions on the transfer of Certificated Notes, see "Transfer Restrictions."

   Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in a Restricted Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

   Investors may hold their interests in a Regulation S Global Note directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system. On or after the 40th day following the Closing Date, investors may also hold such interests through organizations other than Cedel Bank or Euroclear that are participants in the DTC system. Cedel Bank and Euroclear will hold interests in the Regulation S Global Notes on behalf of their participants through DTC.

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

   So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

   Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither URS Corporation, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   URS Corporation expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. URS Corporation also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   URS Corporation expects that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Transfer Restrictions."

   URS Corporation understands that: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

   Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and

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

such procedures may be discontinued at any time. Neither URS Corporation nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by URS Corporation within 90 days, URS Corporation will issue Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

Definitions

   Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. You should refer to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

   "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of URS Corporation and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to URS Corporation or any Restricted Subsidiary by such Person during such period;

     (2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with URS Corporation or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by URS Corporation or any of its Restricted Subsidiaries;

     (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

     (4) any gains or losses (in each case on an after-tax basis) attributable to sales of assets outside the ordinary course of business of URS Corporation and its Restricted Subsidiaries;

     (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments"

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

  covenant, any amount paid or accrued as dividends on Preferred Stock of URS Corporation owned by Persons other than URS Corporation and any of its Restricted Subsidiaries;

     (6) any non-cash compensation expense incurred in connection with the exercise of or paid or payable with Capital Stock (other than Disqualified Stock) of URS Corporation or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of URS Corporation;

     (7) writeoffs of intangible assets, including research and development, relating to assets acquired by URS Corporation and its Restricted Subsidiaries if such writeoffs are done in accordance with GAAP at the time of or within one year after such acquisition; and

     (8) all extraordinary gains and extraordinary losses (in each case on an after-tax basis).

   "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

   "Asset Acquisition" means (1) an investment by URS Corporation or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with URS Corporation or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of URS Corporation and its Restricted Subsidiaries on the date of such investment, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive, or
(2) an acquisition by URS Corporation or any of its Restricted Subsidiaries of the property and assets of any Person other than URS Corporation or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of URS Corporation and its Restricted Subsidiaries on the date of such acquisition, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive.

   "Asset Disposition" means the sale or other disposition by URS Corporation or any of its Restricted Subsidiaries (other than to URS Corporation or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of URS Corporation or any of its Restricted Subsidiaries.

   "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by URS Corporation or any of its Restricted Subsidiaries to any Person other than URS Corporation or any of its Restricted Subsidiaries of:

     (1) all or any of the Capital Stock of any Restricted Subsidiary,

     (2) all or substantially all of the property and assets of an operating unit or business of URS Corporation or any of its Restricted Subsidiaries or

     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of URS Corporation or any of its Restricted Subsidiaries outside the ordinary course of business of URS Corporation or such Restricted Subsidiary and

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

in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of URS Corporation; provided that "Asset Sale" shall not include:

     (a) any sales or other dispositions of inventory, receivables and other current assets, including cash and Temporary Cash Investments,

     (b) any sale, transfer, assignment or other disposition of damaged, worn out or other obsolete property in the ordinary course of business,

     (c) any sale, transfer, assignment or other disposition of assets having a fair market value of less than $1 million, or

     (d) any sales, transfers, assignments or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant.

   "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

   "Bank Agent" means Wells Fargo Bank, National Association, or its successors as agent for the lenders under the Credit Agreement.

   "Board of Directors" means the board of directors of URS Corporation or any committee thereof duly authorized to act for such board of directors.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of URS Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

   "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

   "Capitalized Lease Obligations" means, as applied to any Person, the discounted present value of the rental obligations under a Capitalized Lease to the extent such obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP.

   "Change of Control" means such time as (1) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a Permitted Holder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of URS Corporation on a fully diluted basis; or (2) during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of URS Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of URS Corporation was approved by a vote of a majority of the directors then still in

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office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of URS Corporation, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of URS Corporation then in office.

   "Closing Date" means June 23, 1999.

   "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

   "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

     (1) Consolidated Interest Expense;

     (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

     (3) depreciation expense;

     (4) amortization expense; and

     (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for URS Corporation and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by URS Corporation or any of its Restricted Subsidiaries.

   "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by URS Corporation or any of its Restricted Subsidiaries), Preferred Stock dividends in respect of Preferred Stock of a Restricted Subsidiary and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by URS Corporation and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the

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definition thereof (but only in the same proportion as the net income of such
Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the D&M Acquisition and the financing of the D&M Acquisition, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP. For purposes of the preceding sentence, Preferred Stock dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the combined federal, state, local and foreign income tax rate applicable to URS Corporation and its Subsidiaries (expressed as a decimal).

   "Consolidated Net Worth" means, at any date of determination, stockholders' equity plus, to the extent not included, any Preferred Stock of URS Corporation as set forth on the most recently available quarterly or annual consolidated balance sheet of URS Corporation and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of URS Corporation or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

   "Convertible Subordinated Debentures" means the 6 1/2% Convertible Subordinated Debentures due 2012 of URS Corporation issued pursuant to an Indenture dated as of February 15, 1987 between URS Corporation and First Interstate Bank of California, as amended, and outstanding on the Closing Date.

   "Credit Agreement" means the credit agreement dated as of June 9, 1999 by and among URS Corporation, certain of its Subsidiaries, certain financial institutions and Wells Fargo Bank, National Association, as administrative agent, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, refinanced, extended, replaced, restructured or otherwise modified from time to time regardless of whether with the same agent, trustee, representative lenders or holders, including any agreement (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of URS Corporation and its Subsidiaries and their respective successors and assigns, or (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Dames & Moore" means Dames & Moore Group, a Delaware corporation.

   "D&M Acquisition" means the consummation of (x) the tender offer by Demeter Acquisition Corporation for all of the outstanding shares of capital stock of Dames & Moore and (y) the merger of Demeter Acquisition Corporation with and into Dames & Moore.

   "D&M Financing" means the transactions entered into by URS Corporation and its Restricted Subsidiaries to finance the D&M Acquisition, including (v) the sale of the Notes, (w) the establishment of the Credit Agreement, (x) the issuance and sale of Preferred Stock to RCBA Strategic Partners, L.P.,

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

(y) the issuance and sale of senior subordinated increasing rate notes of URS Corporation upon consummation of the tender offer for the stock of Dames & Moore and (z) the repayment of Indebtedness in connection with the D&M Acquisition and the sale of the Notes.

   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Designated Senior Indebtedness" means (1) any Indebtedness under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (2) below) and (2) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by URS Corporation, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

   "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to URS Corporation's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants.

   "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive; provided that if the non cash amount exceeds $10 million, such amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

   "Fixed Charge Coverage Ratio" means, on any Transaction Date, the ratio of
(1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the preceding calculation,

     (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on and including the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four

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  Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of URS Corporation, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of the Reference Period;

     (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

     (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

     (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into URS Corporation or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

   "Foreign Subsidiary" means any Subsidiary of URS Corporation that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the D&M Acquisition or D&M Financing and (b) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to

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purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest, the accretion of original issue discount nor the issuance of pay-in-kind securities as an interest or dividend payment shall be considered an Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

     (1) all indebtedness of such Person for borrowed money to the extent such indebtedness would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments to the extent such obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP;

     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

     (5) all Capitalized Lease Obligations;

     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, regardless of whether such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness so secured;

     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

     (8) all obligations to redeem or repurchase Preferred Stock of a Restricted Subsidiary; and

     (9) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect URS Corporation or its Restricted Subsidiaries against

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  fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

     (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

     (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest,

     (C) that the amount of Indebtedness at any time of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and the maximum fixed redemption or repurchase price in respect thereof,

     (D) that Indebtedness shall not include

       (w) any liability for federal, state, local or other taxes,

       (x) obligations under performance, bid, surety, appeal or similar bonds provided in the ordinary course of business,

       (y) obligations arising in the ordinary course of business out of standby letters of credit covering workers' compensation, performance or similar obligations to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by the issuer of such letters of credit a demand for reimbursement, or

       (z) obligations pursuant to agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, performance, bid, surety, appeal or similar bonds securing any obligations of URS Corporation or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by URS Corporation or any Restricted Subsidiary in connection with such disposition.

   "Indenture" means the indenture, dated as of June 23, 1999, by and among URS Corporation, as issuer, the Subsidiary Guarantors, as defined therein, and Firstar Bank of Minnesota, N.A., as Trustee.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

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   "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of URS Corporation or its Restricted Subsidiaries or endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by URS Corporation or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

   "Moody's" means Moody's Investors Service, Inc. and its successors.

   "Net Cash Proceeds" means:

     (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

       (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

        (2) provisions for all taxes (regardless of whether such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of URS Corporation and its Restricted Subsidiaries, taken as a whole;

        (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

        (4) appropriate amounts to be provided by URS Corporation or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

      (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and

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

  brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Note" means any note issued under the Indenture, including any old note and any new note.

   "Note Guarantee" means any guarantee of the obligations of URS Corporation under the Indenture and the Notes by any Subsidiary Guarantor.

   "Offer to Purchase" means an offer to purchase Notes by URS Corporation from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

      (1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

      (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

      (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

      (4) that, unless URS Corporation defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

      (5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

      (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

   "Officer" means, with respect to URS Corporation, (1) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer and (2) the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

   "Permitted Holder" means Richard C. Blum & Associates, L.P. and its
Affiliates.

   "Permitted Investment" means:

      (1) an Investment in URS Corporation, a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, URS Corporation or a Subsidiary Guarantor; provided that such person's primary business is related, ancillary or complementary to the businesses of URS Corporation and its Restricted Subsidiaries on the date of such Investment, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive;

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

      (2) cash and Temporary Cash Investments;

      (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

      (4) stock, obligations or securities received in satisfaction of judgments or received in connection with the restructuring or workout of the obligations of, or the bankruptcy of, suppliers, or customers, or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with customers or suppliers;

      (5) an Investment in an Unrestricted Subsidiary to the extent consisting of an Investment in another Unrestricted Subsidiary;

      (6) Interest Rate Agreements and Currency Agreements designed solely to protect URS Corporation or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

      (7) any of the Notes;

      (8) an Investment in a Restricted Subsidiary that is a Foreign Subsidiary; and

      (9) an Investment in a Restricted Subsidiary which is not a Subsidiary Guarantor, provided that the aggregate amount of such Investments under this clause (9) does not exceed $25 million plus the net reduction in Investments made pursuant to this clause (9) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case, in order to avoid duplication, to the extent any such payments or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of the "Limitation on Restricted Payments" covenant) or from such Person becoming a Subsidiary Guarantor (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment.

   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

   "Purchase Money Indebtedness" of any Person means any Indebtedness, including Capitalized Leases, of such Person to any seller or other Person, which is Incurred to finance the acquisition, construction, installation or improvement of any Replacement Assets and which is incurred concurrently with, or within 180 days following, such acquisition, construction, installation or improvement.

   "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, among URS Corporation, the Subsidiaries of URS Corporation named therein and Morgan Stanley & Co. Incorporated and certain permitted assigns specified therein.

   "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used or useful in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, URS Corporation and its Restricted Subsidiaries existing on such date, as determined in good faith by the Board of Directors or a Senior Officer of URS Corporation, whose determination shall be conclusive.

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

   "Restricted Subsidiary" means any Subsidiary of URS Corporation other than an Unrestricted Subsidiary.

   "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

   "Senior Indebtedness" means the following obligations of URS Corporation or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter
Incurred: (1) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim in such proceeding) reimbursement obligations under letters of credit and indemnities payable in connection therewith) of URS Corporation under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement and (2) all Indebtedness and all other monetary obligations of URS Corporation or any Subsidiary Guarantor (other than the Notes and the Note Guarantees, the Convertible Subordinated Debentures and the Senior Subordinated Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of URS Corporation or any Subsidiary Guarantor that, when Incurred, was without recourse to URS Corporation or to such Subsidiary Guarantor, (b) any Indebtedness of URS Corporation or any Subsidiary Guarantor to a Subsidiary of URS Corporation, or to a joint venture in which URS Corporation has an interest, (c) any Indebtedness of URS Corporation or any Subsidiary Guarantor, to the extent not permitted by the "Limitation on Incurrence of Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of URS Corporation or any of its respective Subsidiaries, (f) any liability for taxes owed or owing by URS Corporation or any Subsidiary Guarantor, or (g) any Trade Payables.

   "Senior Officer" of any Person means the Chief Executive Officer or Chief Financial Officer of such Person.

   "Senior Subordinated Debentures" means the 8 5/8% Senior Subordinated Debentures due 2004 of URS Corporation issued pursuant to the Indenture dated as of March 16, 1989 between URS Corporation and MTrust Corp., National Association, as trustee, as amended.

   "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or the Note Guarantees or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

   "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (a) for the most recent fiscal year of URS Corporation, accounted for more than 10% of the consolidated revenues of URS Corporation and its Restricted Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of URS Corporation and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of URS Corporation for such fiscal year.


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   "Stated Maturity" means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

   "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

   "Subsidiary Guarantor" means any Restricted Subsidiary that provides a Guarantee of URS Corporation's obligations under the Indenture and the Notes.

   "Temporary Cash Investment" means any of the following:

      (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof maturing no more than one year from the date of acquisition thereof;

      (2) time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

      (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

      (4) commercial paper, maturing not more than one year after the date of acquisition thereof, with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

      (5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

      (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) and has the highest rating obtainable from either Moody's or S&P.

   "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

   "Transaction Date" means, with respect to the Incurrence of any Indebtedness by URS Corporation or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

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   "Unrestricted Subsidiary" means (1) any Subsidiary of URS Corporation that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of URS Corporation) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, URS Corporation or any Restricted Subsidiary; provided that (a) any Guarantee by URS Corporation or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by URS Corporation or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under the "Limitation on Incurrence of Indebtedness" and "Limitation on Restricted Payments" covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding provisions.

   "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

   "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

   "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares, shares owned by professional engineers in connection with licensing requirements or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

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Registration Rights

   The following is a summary of the material provisions of the registration rights agreement applicable to the old notes. The registration rights agreement is an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus in its entirety. A copy of the registration rights agreement is available from us by any holder of old notes upon request.

   We and our subsidiaries that are parties to the registration rights agreement agreed with Morgan Stanley & Co. Incorporated, for the benefit of the holders of the old notes, that we and the Subsidiary Guarantors will use our best efforts, at our cost, to file and cause to become effective a registration statement with respect to a registered offer to exchange the old notes for new notes, guaranteed by the Subsidiary Guarantors, with terms identical to the old notes, except that the new notes will not bear legends restricting their transfer.

   For each old note surrendered to us under the exchange offer, the holder of such old note will receive a new note of equal principal amount. Interest on each new note shall accrue from the last interest payment date on which interest was paid on the old notes so surrendered or, if no interest has been paid on such old notes, from the Closing Date. Interest on the old notes validly surrendered to us under the exchange offer and accepted by us for exchange will cease to accrue upon issuance of the new notes. Old notes not tendered in the exchange offer shall bear interest at the same rate as the new notes and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions.

   In the event that applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect the exchange offer, or under other circumstances specified in the registration rights agreement, we and the Subsidiary Guarantors shall, at our cost, use our best efforts to cause to become effective a shelf registration statement with respect to resales of the old notes. We and the Subsidiary Guarantors will use our best efforts to keep such shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. We and the Subsidiary Guarantors shall, in the event of such a shelf registration, provide to each holder of old notes copies of the prospectus, notify each holder when the shelf registration statement for the old notes has become effective and take certain other actions as are required to permit resales of the old notes. A holder that sells its old notes pursuant to the shelf registration statement generally:

    (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

    (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and

    (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

   In the event that the exchange offer is not consummated and the shelf registration statement is not declared effective on or prior to the date that is 210 days after the Closing Date, the annual interest rate borne by the old notes will increase by .5% until the exchange offer is consummated or the shelf registration statement is declared effective.

                DESCRIPTION OF OUR OTHER PRINCIPAL INDEBTEDNESS

Senior Secured Credit Facility

   Our senior secured credit facility provides for three term loan facilities in the aggregate amount of $450 million and a revolving credit facility in the amount of $100 million. The term loan facilities consist of Term Loan A, a $250 million tranche, Term Loan B, a $100 million tranche and Term Loan C, another $100 million tranche. As part of the Financing Plan, we borrowed $450 million pursuant to the term loan facilities.

   Principal amounts under Term Loan A become due, commencing on October 31, 1999, in the amount of approximately $12 million in such year. Thereafter and through the sixth anniversary of the Funding Date, annual principal payments under Term Loan A range from $25 million to a maximum of $62.5 million with Term Loan A expiring and the then outstanding principal amount becoming due and repayable in full in year six. Principal amounts under Term Loan B become due, commencing on October 31, 1999, in the amount of $1 million in each year through the sixth anniversary of the Funding Date, with Term Loan B expiring and the then outstanding principal amount becoming due and repayable in full in equal quarterly installments in year seven. Principal amounts under Term Loan C become due, commencing on October 31, 1999, in the amount of $1 million in each year through the seventh anniversary of the Funding Date, with Term Loan C expiring and the then outstanding principal amount becoming due and repayable in full in equal quarterly installments in year eight. The revolving credit facility expires, and is repayable in full on the sixth anniversary of the Funding Date.

   The term loans each bear interest at a rate per annum equal to, at our option, either the Base Rate or LIBOR, in each case plus an applicable margin. The revolving credit facility bears interest at a rate per annum equal to, at our option, either the Base Rate, LIBOR or the Adjusted Sterling Rate, in each case plus an applicable margin. The applicable margin adjusts according to a performance pricing grid based on our ratio of Consolidated Total Funded Debt to Consolidated EBITDA (as defined therein). The "Base Rate" is defined as the higher of Wells Fargo Bank, National Association's Prime Rate and the Federal Funds Rate plus 0.50%. "LIBOR" is defined as the offered quotation by first class banks in the London interbank market to Wells Fargo Bank, National Association for dollar deposits, as adjusted for reserve requirements. The "Adjusted Sterling Rate" is defined as the rate per annum displayed by Reuters at which Sterling is offered to Wells Fargo Bank, National Association in the London interbank market as determined by the British Bankers' Association.

   We are required to prepay the loans under our senior secured credit facility with:

  . 100% of the net cash proceeds of all asset sales by us including sales of stock of our subsidiaries, net of selling expenses, taxes and prepayments of debt required in connection with the sale of such assets, subject to limited exceptions

  . 100% of the amount of any returned surplus assets of our or our subsidiaries' pension plans, net of transaction costs and taxes

  . 100% of the net cash proceeds of our or our subsidiaries' issuances of debt securities, subject to limited exceptions

  . 100% of the net cash proceeds received under any casualty insurance policy or as a result of any condemnation or similar action to the extent not expended on repairs or reinvested in replacement assets

  . 50% of the net cash proceeds of our or our subsidiaries' issuances of equity securities, subject to limited exceptions and

  . 75% of excess cash flow if our leverage ratio is greater than or equal to 4.0 to 1.0, or 50% of excess cash flow if our leverage ratio is less than 4.0 to 1.0.

   Prepayments shall be applied first to the term loans and thereafter to the loans under the revolving credit facility and the reduction of the commitments thereunder. In addition, to the extent that the outstanding loans under the revolving credit facility exceed the commitments under the revolving credit facility, we shall be required to prepay the excess.

   We, at our option, may prepay the loans under our senior secured credit facility in minimum principal amounts of $5 million without premium or penalty, subject to reimbursement of the lenders' breakage or redeployment costs in the case of prepayment of LIBOR loans or Sterling Rate loans.

   All of our wholly-owned domestic subsidiaries with gross revenues aggregating 90% or more of our and our domestic subsidiaries' aggregate gross revenues on a consolidated basis and, if not otherwise included, all of our wholly-owned domestic subsidiaries with annual gross revenues of $5 million or more will become guarantors of the senior secured credit facility. Our and the guaranteeing entities' obligations shall be secured by a first priority perfected security interest in all existing and after-acquired personal property and all of our and the guaranteeing entities' after-acquired material real property, including a pledge of the capital stock of the our domestic and foreign subsidiaries with gross revenues aggregating 90% of more of our and our domestic subsidiaries' aggregate gross revenues on a consolidated basis, subject to certain exceptions.

   Our senior secured credit facility contains customary financial covenants, which include a minimum current ratio, a minimum fixed charge coverage ratio, a minimum level of EBITDA, as defined therein, and a maximum ratio of Consolidated Total Funded Debt to Consolidated EBITDA, as defined therein. Our senior secured credit facility contains customary covenants which include, without limitation, restrictions on mergers, consolidations, acquisitions, sale of assets, payment of dividends, redemptions or repurchases of stock, transactions with stockholders and affiliates, liens, capital expenditures, negative pledges, indebtedness, contingent obligations and investments. The senior secured credit facility also prohibits prepayments of the notes and amendments to the terms of the notes. Our senior secured credit facility includes a material adverse effect event of default and other customary events of default, including a change of control of us. Borrowings under the senior secured credit facility are subject to numerous conditions.

6 1/2% Convertible Subordinated Debentures

   Our 6 1/2% Convertible Subordinated Debentures are due in 2012 and are convertible into our common shares at the rate of $206.30 per share. Interest is payable semiannually in February and August. Sinking fund payments calculated to retire 70% of the debentures prior to maturity began in February 1998. The 6 1/2% Convertible Subordinated Debentures are subordinate to our senior subordinated credit facility. As of April 30, 1999 we owed approximately $1,935,000 on our 6 1/2% Convertible Subordinated Debentures.

8 5/8% Senior Subordinated Debentures

   Our 8 5/8% Senior Subordinated Debentures are due in 2004. Interest is payable semiannually in January and July. The 8 5/8% Senior Subordinated Debentures are subordinate to our senior secured credit facility. As of April 30, 1999, we owed approximately $6,455,000 on our Senior Subordinated Debentures.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of not more than 180 days after the effectiveness of the registration statement of which this prospectus forms a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests these documents from the Exchange Agent for use in connection with resales of the new notes.

   We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale of the new notes may be made directly to purchasers or to or though brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons deemed to be underwriters may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in the prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions contained in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

                                 LEGAL MATTERS

   The legality of the new notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                                    EXPERTS

   The consolidated balance sheets of URS Corporation and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended October 31, 1998 incorporated in this prospectus by reference to the Annual Report on Form 10-K/A of URS Corporation for the year ended October 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated statements of financial position of Dames & Moore and subsidiaries as of March 26, 1999 and March 27, 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 26, 1999 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   We are incorporating by reference into this prospectus the information we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the expiration of the exchange offer. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC will automatically update and supersede information in this prospectus. We have filed the following documents with the SEC, and we are incorporating those documents in this prospectus by reference:

       (1)our Annual Report on Form 10-K for the fiscal year ended October 31, 1998

       (2)our Annual Report on Form 10-K/A for the fiscal year ended October 31, 1998, filed August 4, 1999

       (3)our Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1999 and April 30, 1999

       (4)our Quarterly Report on Form 10-Q/A for the fiscal quarter ended April 30, 1999, filed August 4, 1999


       (5)our Current Report on Form 8-K filed May 7, 1999

       (6)our Current Report on Form 8-K filed June 8, 1999

       (7)our Current Report on Form 8-K filed June 11, 1999

       (8)our Current Report on Form 8-K/A filed June 22, 1999

       (9)our Current Report on Form 8-K filed July 1, 1999

      (10)our Current Report on Form 8-K/A filed August 4, 1999 and

      (11)our Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders on March 23, 1999.

   You may request a free copy of any of our filings with the SEC by writing or telephoning us at URS Corporation, 100 California Street, Suite 500, San Francisco, California 94111-4529, Attention: Chief Financial Officer, (415) 774-2700.

                             AVAILABLE INFORMATION

   We have filed with the SEC a Registration Statement on Form S-4, of which this prospectus forms a part, under the Securities Act, in connection with our offering of the new notes. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. You will find additional information about us, the subsidiary guarantors and the new notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement.

   We do not expect that the subsidiary guarantors will be subject to the informational requirements of the Exchange Act. You may inspect and copy the registration statement, including exhibits, and, when filed, our periodic reports, statements and other information filed with the SEC at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a Web site at http://www.sec.gov which will contain, when filed, our reports, statements and other information filed with the SEC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in
this prospectus is current as of          , 1999.

                                ---------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................   8
Forward-Looking Statements...............................................  16
Use of Proceeds..........................................................  17
The Exchange Offer.......................................................  18
United States Federal Income Tax Consequences............................  27
The Dames & Moore Acquisition and Financing Plan ........................  30
Capitalization...........................................................  33
Selected Consolidated Financial Information of URS Corporation...........  34
Management's Discussion and Analysis of Results of Operations and
 Financial Condition.....................................................  35
Description of Notes.....................................................  43
Description of Our Other Principal Indebtedness..........................  87
Plan of Distribution.....................................................  89
Legal Matters............................................................  90
Experts..................................................................  90
Incorporation of Documents By Reference..................................  90
Available Information....................................................  91

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
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                                  $200,000,000

                          [LOGO OF URS CORPORATION]

                          12 1/4% Senior Subordinated

                            Exchange Notes due 2009


                                ---------------

                                   PROSPECTUS
                                ---------------


                                        , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

   Our By-laws provide for our indemnification of our directors and officers to the fullest extent permitted by Delaware law and such right to indemnification shall continue as to a person who has ceased to be our director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Our By-laws provide that every person will be indemnified against any and all judgments, fines, expenses including attorney fees, amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings (including an action by or in the right of us, subject to certain conditions), whether by fact that he is or was our director or officer or is or was serving at our request as a director or officer of another corporation, subject in all instances to the requirements that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

   We have purchased and maintain insurance to protect persons entitled to indemnification in accordance with our By-laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

Item 21. Exhibits.

   The following exhibits are filed as part of this Registration Statement:

 Exhibit No.                             Description
 -----------                             -----------
   1.1       Placement Agreement, dated June 18, 1999, by and among URS
             Corporation, the subsidiaries of URS Corporation listed on
             Schedule I thereto, as guarantors, and Morgan Stanley & Co.
             Incorporated, as placement agent, filed as Exhibit 2.7 to our
             Current Report on Form 8-K, filed July 1, 1999 and incorporated herein by reference.
   2.1       Agreement and Plan of Merger, dated May 5, 1999, among Dames &
             Moore Group, URS Corporation and Demeter Acquisition Corporation,
             filed as Exhibit 2.1 to our Current Report on Form 8-K, filed May
             7, 1999 and incorporated herein by reference.
   4.1       Indenture, dated as of February 15, 1987, between URS Corporation and First Interstate Bank of California, Trustees, relating to
             $57.5 million of our 6 1/2% Convertible Subordinated Debentures
             Due 2012, filed as Exhibit 4.10 to our Registration Statement on
             Form S-2 (SEC File No. 33-11668) and incorporated herein by reference.
   4.2       Amendment Number 1 to Indenture governing 6 1/2% Convertible
             Subordinated Debentures due 2012, dated February 21, 1990, between
             URS Corporation and First Interstate Bank of California, Trustee,
             filed as Exhibit 4.9 to our Registration Statement on Form S-1
             (SEC File No. 33-56296) and incorporated herein by reference.
   4.3       Indenture, dated as of March 16, 1989, between URS Corporation and
             MTrust Corp., National Association, Trustee relating to our 8 5/8%
             Senior Subordinated Debentures due 2004, filed as Exhibit 13C to our Form T-3 under the Trust Indenture Act of 1939 (SEC File No.
             22-19189) and incorporated herein by reference.
   4.4       Amendment Number 1 to Indenture governing 8 5/8% Senior
             Subordinated Debentures due 2004, dated as of April 7, 1989, filed as Exhibit 4.11 to our Registration Statement on Form S-1 (SEC
             File No. 33-56296) and incorporated herein by reference.
   4.5       Amendment Number 2 to Indenture governing 8 5/8% Senior
             Subordinated Debentures due 2004, dated February 21, 1990, between
             URS Corporation and MTrust Corp. National Association, Trustee,
             filed as Exhibit 4.12 to our Registration Statement on Form S-1
             (SEC File No. 33-56296) and incorporated herein by reference.
   4.6       Indenture, dated as of June 23, 1999, by and among URS
             Corporation, as issuer, the Subsidiary Guarantors, as defined therein, and Firstar Bank of Minnesota, N.A., as Trustee, relating to our 12 1/4% Senior Subordinated Notes due 2009, filed as
             Exhibit 2.5 to our Current Report on Form 8-K, filed July 1, 1999 and incorporated herein by reference.
   4.7       Registration Rights Agreement dated June 23, 1999, by and among
             URS Corporation, the Guarantors listed on Annex A thereto and
             Morgan Stanley & Co. Incorporated, filed as Exhibit 2.6 to our
             Current Report on Form 8-K, filed July 1, 1999, and incorporated herein by reference.
   4.8       Form of URS Corporation 12 1/4% Senior Subordinated Note due 2009
             (included in Exhibit 4.6).
   4.9       Form of URS Corporation 12 1/4% Senior Subordinated Exchange Note
             due 2009 (included in Exhibit 4.6).
  +5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered hereby.
  23.1       Consent of PricewaterhouseCoopers LLP.
  23.2       Consent of KPMG LLP.

 Exhibit No.                            Description
 -----------                            -----------
  23.3       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibit 5.1).
  24.1       Powers of Attorney (included in the signature pages to the
             Registration Statement).
 +28.1       Form T-1 Statement of Eligibility of Firstar Bank of Minnesota,
             N.A., as trustee.
  99.1       Form of Letter or Transmittal.
  99.2       Form of Guidelines for Certification of Taxpayer Identification
             Number on Substitute Form W-9.
  99.3       Form of Notice of Guaranteed Delivery.
  99.4       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees.
  99.5       Form of Letter to Clients.

--------

+ To be filed by an amendment to this Registration Statement.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one or more of the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake to file an application for the purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act, as amended (the "TIA"), in accordance with the rules and regulation prescribed by the Commission under
Section 305(b)(2) of the TIA.

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on this 31st day of July, 1999.

                                          URS CORPORATION

                                                 /s/ Kent P. Ainsworth
                                          By:
                                              --------------------------------
                                              Kent P. Ainsworth
                                              Executive Vice President,
                                              Chief Financial Officer and
                                              Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

     /s/ Martin Koffel                     /s/ Kent P. Ainsworth
 -------------------------------------- --------------------------------------
 Martin Koffel                          Kent P. Ainsworth
 Chief Executive Officer, President and Executive Vice President,
 Chairman of the Board                  Chief Financial Officer and Secretary
 (Principal Executive Officer)          (Principal Financial and Accounting
                                        Officer)
    /s/ Richard C. Blum                    /s/ Armen Der Marderosian
 -------------------------------------- --------------------------------------
 Richard C. Blum                        Armen Der Marderosian
 Vice Chairman of the Board             Director
    /s/ S. Robert Foley, Jr.                /s/ Richard B. Madden
 -------------------------------------- --------------------------------------
 Admiral S. Robert Foley, Jr. USN       Richard B. Madden
 (Ret.)                                 Director
 Director
     /s/ Jean-Yves Perez                  /s/ Richard Q. Praeger
 -------------------------------------- --------------------------------------
 Jean-Yves Perez                      Richard Q. Praeger
 Director                             Director

     /s/ Irwin L. Rosenstein              /s/ William D. Walsh
 -------------------------------------- --------------------------------------
 Irwin L. Rosenstein                  William D. Walsh
 Director                             Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC., a
                                          Colorado corporation


                                          By:    /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

     /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

        /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC., a
                                          Connecticut corporation


                                                  /s/ Irwin L. Rosenstein
                                          By: _________________________________
                                            Irwin L. Rosenstein President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

    /s/ Irwin L. Rosenstein               /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

       /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC., a
                                          Maryland corporation

                                                /s/ Irwin L. Rosenstein
                                          By: _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.


   /s/ Irwin L. Rosenstein                /s/ Kent P. Ainsworth
--------------------------------          -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)


  /s/ William A. Stevenson                  /s/ Jerry L. Glass
________________________________          ___________________________________
William A. Stevenson                      Jerry L. Glass
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC. --
                                          CALIFORNIA


                                          By:   /s/ Irwin L. Rosenstein
                                             _________________________________
                                             Irwin L. Rosenstein

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

       /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer and Director
                                          (Principal Financial and Accounting
                                          Officer)

         /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC. --
                                          OHIO


                                          By:  /s/ Irwin L. Rosenstein
                                             _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.



    /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
________________________________________  ______________________________________
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)



    /s/ Richard L. DeWitt
________________________________________
Richard L. DeWitt
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC. --
                                          WASHINGTON


                                          By:   /s/ Irwin L. Rosenstein
                                             _________________________________
                                             Irwin L. Rosenstein
                                             President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

    /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)
        /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC.
                                          GREAT LAKES


                                          By:   /s/ Irwin L. Rosenstein
                                             _________________________________
                                             Irwin L. Rosenstein
                                             President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.



    /s/ Irwin L. Rosenstein                      /s/ Kent P. Ainsworth
________________________________________     ___________________________________
Irwin L. Rosenstein                          Kent P. Ainsworth
President and Director                       Executive Vice President, Chief
(Principal Executive Officer)                Financial Officer, Secretary and
                                             Director
                                             (Principal Financial and Accounting
                                             Officer)


    /s/ William A. Stevenson                     /s/ Richard L. DeWitt
________________________________________     __________________________________
William A. Stevenson                         Richard L. DeWitt
Director                                     Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC.
                                          PACIFIC


                                          By:    /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July , 1999 by the following persons in the capacities indicated.

     /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)
        /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC.
                                          SOUTHERN


                                          By:   /s/ Irwin L. Rosenstein
                                             _________________________________
                                             Irwin L. Rosenstein
                                             President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

     /s/ Irwin L. Rosenstein                    /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)
        /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE, INC.
                                          SOUTHWEST


                                          By:   /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

         /s/ Irwin L. Rosenstein                  /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

      /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE GROUP,
                                          INC.


                                                  /s/ Irwin L. Rosenstein
                                          By: _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

      /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

       /s/ Martin M. Koffel                         /s/ Joseph Masters
------------------------------------      -------------------------------------
Martin M. Koffel                          Joseph Masters
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE GROUP
                                           CONSULTANTS, INC.


                                          By:   /s/ Irwin L. Rosenstein
                                             _________________________________
                                             Irwin L. Rosenstein President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

     /s/  Irwin L. Rosenstein                      /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

        /s/ Martin M. Koffel                    /s/ Marvin J. Bloom
------------------------------------      -------------------------------------
Martin M. Koffel                          Marvin J. Bloom
Director                                  Director

     /s/ Thomas J. Clancy                       /s/ Francis J. Geran
------------------------------------      -------------------------------------
Thomas J. Clancy                          Francis J. Geran
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE
                                           CONSULTANTS, INC.


                                          By:   /s/ Irwin L. Rosenstein
                                             _________________________________
                                             Irwin L. Rosenstein President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

        /s/ Irwin L. Rosenstein                 /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)
     /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE
                                          CONSULTANTS, INC.--COLORADO


                                          By:   /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

      /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

         /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS CONSULTANTS, INC.--FLORIDA


                                          By:   /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

        /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

        /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, State of California, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE FEDERAL
                                          SERVICES, INC.


                                          By:   /s/ Gary V. Jandegian
                                              _________________________________
                                              Gary V. Jandegian
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

       /s/ Gary V. Jandegian                    /s/ Donald K. Whitenight
------------------------------------      -------------------------------------
Gary V. Jandegian                         Donald K. Whitenight
President and Director                    Director
(Principal Executive Officer)
(Principal Financial and Accounting
Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE LICENSING
                                          CORP.


                                                   /s/ Cynthia Jorgensen
                                          By: _________________________________
                                              Cynthia Jorgensen
                                              President and Treasurer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

    /s/ Cynthia Jorgensen                        /s/ John P. Garniewski, Jr.
------------------------------------      -------------------------------------
Cynthia Jorgensen                         John P. Garniewski, Jr.
President, Treasurer and Director         Director
(Principal Executive Officer)
(Principal Financial and Accounting
Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE OPERATING
                                          SERVICES, INC.


                                          By:   /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

    /s/ Irwin L. Rosenstein                   /s/ Cynthia L. Jorgensen
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Cynthia L. Jorgensen
President and Director                    Vice President and Treasurer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)
    /s/ Peter J. Pedalino
------------------------------------
Peter J. Pedalino
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE
                                          INTERNATIONAL AMERICAS, INC.


                                          By:    /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

    /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

       /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE
                                          INTERNATIONAL HOLDINGS, INC.


                                          By:   /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

    /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)


     /s/ Jean-Yves Perez                           /s/ Joeseph Masters
------------------------------------      -------------------------------------
Jean-Yves Perez                           Joseph Masters
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          URS GREINER WOODWARD-CLYDE
                                           ENGINEERING, INC.


                                          By:  /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

      /s/ Irwin L. Rosenstein                    /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Executive Vice President, Chief
(Principal Executive Officer)             Financial Officer, Secretary and
                                          Director
                                          (Principal Financial and Accounting
                                          Officer)

       /s/ Martin M. Koffel
------------------------------------
Martin M. Koffel
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of July, 1999.

                                          WVP CORPORATION


                                          By:  /s/ Irwin L. Rosenstein
                                              _________________________________
                                              Irwin L. Rosenstein
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.


      /s/ Irwin L. Rosenstein                   /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Irwin L. Rosenstein                       Kent P. Ainsworth
President and Director                    Vice President and Chief Financial
(Principal Executive Officer)             Officer (Principal Financial and
                                          Accounting Officer)

    /s/ Dan L. Chilton
------------------------------------      -------------------------------------
Dan L. Chilton                            William A. Stevenson
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on this 31st day of July, 1999.

                                          GCH ACQUISITION CORPORATION

                                                  /s/ Jean-Yves Perez
                                          By:
                                              ---------------------------------
                                              Jean-Yves Perez
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

          /s/ Jean-Yves Perez                       /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Jean-Yves Perez                           Kent P. Ainsworth
President and Director                    Secretary
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

         /s/ Peter J. Nicholson
------------------------------------

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on this 31st day of July, 1999.

                                          GEO-CON, INC.


                                          By:    /s/ Jean-Yves Perez
                                              _________________________________
                                              Jean-Yves Perez
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

       /s/ Jean-Yves Perez                       /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Jean-Yves Perez                           Kent P. Ainsworth
President and Director                    Secretary
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

          /s/ Peter J. Nicholson
------------------------------------
Peter J. Nicholson
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on this 31st day of July, 1999.

                                          DAMES & MOORE GROUP


                                          By:    /s/ Martin M. Koffel
                                             ---------------------------------
                                             Martin M. Koffel
                                             Chairman of the Board and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

   /s/ Martin M. Koffel                        /s/ Kent P. Ainsworth
------------------------------------      -------------------------------------
Martin M. Koffel                          Kent P. Ainsworth
Chairman of the Board and Chief           Chief Financial Officer and Director
Executive Officer                         (Principal Financial and Accounting
(Principal Executive Officer)             Officer)

   /s/ Joseph Masters                          /s/ Jean-Yves Perez
------------------------------------      -------------------------------------
Joseph Masters                            Jean-Yves Perez
Director                                  Director

    /s/ Arthur C. Darrow
------------------------------------
Arthur C. Darrow
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covina, State of California, on this 31st day of July, 1999.

                                        AMAN ENVIRONMENTAL CONSTRUCTION, INC.


                                        By:   /s/ Steven M. Aman
                                            ____________________________________
                                            Steven M. Aman
                                            President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.


    /s/ Steven M. Aman                            /s/ Mark A. Snell
------------------------------------      -------------------------------------
Steven M. Aman                            Mark A. Snell
President                                 Chief Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)


     /s/ Alan P. Krusi                           /s/ Kevin J. Freeman
------------------------------------      -------------------------------------
Alan P. Krusi                             Kevin J. Freeman
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on this 31st day of July, 1999.

                                          BRW GROUP, INC.


                                          By:   /s/ Richard Volsfeld
                                              _________________________________
                                              Richard Volsfeld
                                              Senior Vice President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.


/s/ Richard Volsfeld                      /s/ Mark A. Snell
------------------------------------      -------------------------------------
Richard Volsfeld                          Mark A. Snell
Senior Vice President                     Chief Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

          /s/ Arthur C. Darrow                   /s/ Donald E. Hunt
------------------------------------      -------------------------------------
Arthur C. Darrow                          Donald E. Hunt
Director                                  Director

       /s/ Glenn D. Martin
------------------------------------
Glenn D. Martin
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covina, State of California, on this 31st day of July, 1999.

                                          CLEVELAND WRECKING COMPANY


                                          By:  /s/ James Sheridan
                                              _________________________________
                                              James Sheridan President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.


    /s/ James Sheridan                         /s/ Mark A. Snell
------------------------------------      -------------------------------------
James Sheridan                            Mark A. Snell
President                                 Chief Financial Officer and Director
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Covina, State of California, on this 31st day of July, 1999.

                                          CONTRACTING RESOURCES INTERNATIONAL,
                                          INC.


                                          By:   /s/ Steven M. Aman
                                              _________________________________
                                              Steven M. Aman
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

        /s/ Steven M. Aman                       /s/ Mark A. Snell
------------------------------------      -------------------------------------
Steven M. Aman                            Mark A. Snell
President                                 Chief Financial Officer and Director
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

      /s/ Alan P. Krusi                          /s/ Kevin J. Freeman
------------------------------------      -------------------------------------
Alan P. Krusi                             Kevin J. Freeman
Director                                  Director

         /s/ William Webb
------------------------------------
William Webb
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 31st day of July, 1999.

                                          DAMES & MOORE, INC.


                                          By:    /s/ Arthur C. Darrow
                                             _________________________________
                                             Arthur C. Darrow Chief Executive
                                             Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

       /s/ Arthur C. Darrow                       /s/ Mark A. Snell
-------------------------------------     -------------------------------------
Arthur C. Darrow                          Mark A. Snell
Chief Executive Officer and Director      Chief Financial Officer and Director
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Torrance, State of California, on this 31st day of July, 1999.

                                          DECISIONQUEST, INC.


                                          By:  /s/ Philip K. Anthony
                                             _________________________________
                                             Philip K. Anthony President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.


    /s/ Philip K. Anthony                     /s/ Mark A. Snell
________________________________________  ______________________________________
Philip K. Anthony                         Mark A. Snell
President and Director                    Chief Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)



    /s/ Arthur C. Darrow                      /s/ Henry Klehn, Jr.
________________________________________  ______________________________________
Arthur C. Darrow                          Henry Klehn, Jr.
Director                                  Director



    /s/ Stephanie A. Hunter                   /s/ Donald E. Vinson
________________________________________  ______________________________________
Stephanie A. Hunter                       Donald E. Vinson
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 31st day of July, 1999.

                                          O'BRIEN-KREITZBERG, INC.


                                          By:  /s/ Alan P. Krusi
                                              _________________________________
                                              Alan P. Krusi
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

         /s/ Alan P. Krusi                        /s/ Mark A. Snell
------------------------------------      -------------------------------------
Alan P. Krusi                             Mark A. Snell
President and Director                    Chief Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

         /s/ Arthur C. Darrow             /s/ Kevin J. Freeman
------------------------------------      -------------------------------------
Arthur C. Darrow                          Kevin J. Freeman
Director                                  Director

        /s/ Thomas W. Bishop                    /s/ Fred C. Kreitzberg
------------------------------------      -------------------------------------
Thomas W. Bishop                          Fred C. Kreitzberg
Director                                  Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 31st day of July, 1999.

                                          RADIAN ACQUISITION CORPORATION


                                                   /s/ Mark A. Snell
                                          By:
                                              ---------------------------------
                                              Mark A. Snell
                                              Chief Financial Officer and
                                              Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

       /s/ Mark A. Snell                        /s/ Arthur C. Darrow
------------------------------------      -------------------------------------
Director (Principal Executive Officer)
(Principal Financial and Accounting
Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 31st day of July, 1999.

                                          RADIAN INTERNATIONAL LLC


                                          By:   /s/ Arthur C. Darrow
                                              _________________________________
                                              Arthur C. Darrow
                                              Chairman

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

          /s/ Arthur C. Darrow                       /s/ Mark A. Snell
------------------------------------      -------------------------------------
Arthur C. Darrow                          Mark A. Snell
Chairman and Director                     Chief Financial Officer and Director
(Principal Executive Officer)             (Principal Financial and
                                          Accounting Officer)

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hayward, State of California, on this 31st day of July, 1999.

                                          SIGNET TESTING LABORATORIES, INC.


                                          By:    /s/ Edwin L. Parker
                                              _________________________________
                                              Edwin L. Parker
                                              President

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

          /s/ Edwin L. Parker                   /s/ Mark A. Snell
------------------------------------      ------------------------------------
Edwin L Parker                            Mark A. Snell
President and Director                    Chief Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

    /s/ Kevin J. Freeman
------------------------------------
Kevin J. Freeman
Director

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Orleans, State of Louisiana, on this 31st day of July, 1999.

                                          WALK, HAYDEL & ASSOCIATES, INC.


                                          By:    /s/ Peter R. Quirk
                                             _________________________________
                                             Peter R. Quirk
                                             President and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kent P. Ainsworth and Joseph Masters, or either of them, as such signatory's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement (and to any Registration Statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully as to all intents and purposes as such signatory might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 31, 1999 by the following persons in the capacities indicated.

     /s/ Peter R. Quirk                            /s/ Mark A. Snell
------------------------------------      -------------------------------------
Peter R. Quirk                            Mark A. Snell
President and Chief Executive Officer     Chief Financial Officer
(Principal Executive Officer)             (Principal Financial and Accounting
                                          Officer)

        /s/ Arthur C. Darrow                     /s/ Glenn D. Martin
------------------------------------      -------------------------------------
Arthur C. Darrow                          Glenn D. Martin
Director                                  Director

    /s/ Henry Klehn, Jr.                        /s/ Frank H. Walk
------------------------------------      -------------------------------------
Henry Klehn, Jr.                          Frank H. Walk
Director                                  Director

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
   1.1   Placement Agreement, dated June 18, 1999, by and among URS
         Corporation, the subsidiaries of URS Corporation listed on Schedule I thereto, as guarantors, and Morgan Stanley & Co. Incorporated, as placement agent, filed as Exhibit 2.7 to our Current Report on Form 8-
         K, filed July 1, 1999 and incorporated herein by reference.
   2.1   Agreement and Plan of Merger, dated May 5, 1999, among Dames & Moore
         Group, URS Corporation and Demeter Acquisition Corporation, filed as
         Exhibit 2.1 to our Current Report on Form 8-K, filed May 7, 1999 and incorporated herein by reference.
   4.1   Indenture, dated as of February 15, 1987, between URS Corporation and
         First Interstate Bank of California, Trustees, relating to $57.5 million of our 6 1/2% Convertible Subordinated Debentures Due 2012,
         filed as Exhibit 4.10 to our Registration Statement on Form S-2 (SEC
         File No. 33-11668) and incorporated herein by reference.
   4.2   Amendment Number 1 to Indenture governing 6 1/2% Convertible
         Subordinated Debentures due 2012, dated February 21, 1990, between URS
         Corporation and First Interstate Bank of California, Trustee, filed as
         Exhibit 4.9 to our Registration Statement on Form S-1 (SEC File No.
         33-56296) and incorporated herein by reference.
   4.3   Indenture, dated as of March 16, 1989, between URS Corporation and
         MTrust Corp., National Association, Trustee relating to our 8 5/8%
         Senior Subordinated Debentures due 2004, filed as Exhibit 13C to our
         Form T-3 under the Trust Indenture Act of 1939 (SEC File No. 22-19189)
         and incorporated herein by reference.
   4.4   Amendment Number 1 to Indenture governing 8 5/8% Senior Subordinated
         Debentures due 2004, dated as of April 7, 1989, filed as Exhibit 4.11 to our Registration Statement on Form S-1 (SEC File No. 33-56296) and
         incorporated herein by reference.
   4.5   Amendment Number 2 to Indenture governing 8 5/8% Senior Subordinated
         Debentures due 2004, dated February 21, 1990, between URS Corporation and MTrust Corp. National Association, Trustee, filed as Exhibit 4.12 to our Registration Statement on Form S-1 (SEC File No. 33-56296) and
         incorporated herein by reference.
   4.6   Indenture, dated as of June 23, 1999, by and among URS Corporation, as issuer, The Subsidiary Guarantors, as defined therein, and Firstar
         Bank of Minnesota, N.A., as Trustee, relating to our 12 1/4% Senior
         Subordinated Notes due 2009, filed as Exhibit 2.5 to our Current
         Report on Form 8-K, filed July 1, 1999 and incorporated herein by reference.

   4.7   Registration Rights Agreement dated June 23, 1999, by and among URS
         Corporation, the Guarantors listed on Annex A thereto and Morgan
         Stanley & Co. Incorporated, filed as Exhibit 2.6 to our Current Report on Form 8-K, filed July 1, 1999, and incorporated herein by reference.
   4.8   Form of URS Corporation 12 1/4% Senior Subordinated Note due 2009
         (included in Exhibit 4.6).
   4.9   Form of URS Corporation 12 1/4% Senior Subordinated Exchange Note due
         2009 (included in Exhibit 4.6)
  +5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered hereby.
  23.1   Consent of PricewaterhouseCoopers LLP.

  23.2   Consent of KPMG LLP.
  23.3   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1).
  24.1 Powers of Attorney (included in the signature pages to the Registration Statement).
 +28.1 Form T-1 Statement of Eligibility of Firstar Bank of Minnesota, N.A., as trustee.

 Exhibit
   No.                                 Description
 -------                               -----------
  99.1   Form of Letter or Transmittal.
  99.2   Form of Guidelines for Certification of Taxpayer Identification Number
         on Substitute Form W-9.
  99.3   Form of Notice of Guaranteed Delivery.
  99.4   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees.
  99.5   Form of Letter to Clients.

--------
+ To be filed by an amendment to this Registration Statement.